As filed with the Securities and Exchange Commission on April 21, 2016

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KIBUSH CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	57-1218088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Sarah Crescent

Templestowe, VIC 3106

Australia

+61 3 9846 4288

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

CSC Services of Nevada, Inc.

2215-B Renaissance Dr.

Las Vegas, NV 89119

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Jonathan McGee, Esq.

McGee Law Firm, LLC

5635 N. Scottsdale Road, Suite 170

Scottsdale, Arizona 85250

(480) 729-6208

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (2) (3)	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (2) (3)
Common Stock, $0.001 par value per share	50,000,000	$0.0299	$1,495,000	$150.55

(1)	The shares of our common stock being registered hereunder are being registered for resale by the selling stockholder, as defined in the accompanying prospectus, pursuant to a securities purchase agreement.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the closing price of the Registrant’s common stock reported on the OTC Markets (OTCPink) on April 19, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 21, 2016

KIBUSH CAPITAL CORP.

50,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of up to 50,000,000 shares of the common stock of Kibush Capital Corp., a Nevada corporation (the “Company”, “Kibush,” “we,” “us,” and “our”), by Blackbridge Capital, LLC, whom we refer to in this document as “Blackbridge Capital” or the “selling stockholder.” The shares being registered herein are comprised of an aggregate of 50,000,000 shares of common stock that are issuable pursuant to a securities equity purchase agreement (the “Purchase Agreement”) that we entered into with Blackbridge Capital on December 4, 2014.

Pursuant to the Purchase Agreement, from the date that the Securities and Exchange Commission has declared the Registration Statement of which this prospectus forms a part effective (the “Effective Date”) until the two-year anniversary thereof, we have the right to sell, from time to time, up to an aggregate of $3,000,000 in shares of common stock to Blackbridge Capital. The Company will control the timing and amount of future sales, if any, but we would be unable to sell shares to Blackbridge Capital if such purchase would result in its beneficial ownership equaling more than 9.99% of our outstanding common stock. The purchase price of the shares that may be sold to Blackbridge Capital under the Purchase Agreement will be equal to a 15% discount to market. The draw down request may be limited to the lesser of $250,000 or the 200% of the 10-day average daily trading volume multiplied by the lowest trading price during that 10-day period. Additional draw down requests may be made once Blackbridge Capital has liquidated any remaining shares from the prior draw down by the Company. For a more detailed description, see “Description of Purchase Agreement” below.

Because the actual date and price per share for the Company’s draw down right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown and there is no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement. Accordingly, we caution readers that, although we are registering 50,000,000 shares, the number of shares actually issued under the Purchase Agreement may be substantially greater than the number registered. Please refer to the section of this prospectus titled “Description of Purchase Agreement” for a more complete discussion of the Purchase Agreement and the terms by which we may issue additional shares of our common stock. Please refer to the section of this prospectus titled “Selling Stockholders” for additional information regarding the selling stockholder.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We expect that we will need approximately $1,000,000 in capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through sale of our common stock to Blackbridge Capital under the Purchase Agreement and through other private placements of our common stock.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholder. We will, however, receive proceeds from the sale, if any, of securities to the selling stockholder pursuant to our exercise of the draw down right under the Purchase Agreement.

The selling stockholder may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. Any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it is not a broker-dealer, is not an affiliate of a broker dealer, and does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is currently quoted on the OTC Markets (OTC Pink) under the symbol “DLCR”. On April 19, 2016, the last quoted sale price of our common stock as reported on the OTC Markets was $0.0299 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2016

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You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized the placement agent or any underwriters, brokers or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY NOTE REGARDING EXPLORATION STAGE STATUS

We are considered an “exploration stage” company under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7, Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations (“Industry Guide 7”), because we do not have reserves as defined under Industry Guide 7. Reserves are defined in Guide 7 as that part of a mineral deposit which can be economically and legally extracted or produced at the time of the reserve determination. The establishment of reserves under Guide 7 requires, among other things, certain spacing of exploratory drill holes to establish the required continuity of mineralization and the completion of a detailed cost or feasibility study.

Because we have no reserves as defined in Industry Guide 7, we have not exited the exploration stage and continue to report our financial information as an exploration stage entity as required under Generally Accepted Accounting Principles (“GAAP”). Although for purposes of FASB Accounting Standards Codification Topic 915, Development Stage Entities, we have exited the development stage and no longer report inception to date results of operations, cash flows and other financial information, we will remain an exploration stage company under Industry Guide 7 until such time as we demonstrate reserves in accordance with the criteria in Industry Guide 7.

Because we have no reserves, we have and will continue to expense all mine construction costs, even though these expenditures are expected to have a future economic benefit in excess of one year. We also expense our reclamation and remediation costs at the time the obligation is incurred. Companies that have reserves and have exited the exploration stage typically capitalize these costs, and subsequently amortize them on a units-of-production basis as reserves are mined, with the resulting depletion charge allocated to inventory, and then to cost of sales as the inventory is sold. As a result of these and other differences, our financial statements will not be comparable to the financial statements of mining companies that have established reserves and have exited the exploration stage.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” and “DLCR” refer to Kibush Capital Corp. References in this prospectus to “Aqua Mining” or “Angel Jade” refer to our majority owned subsidiaries, Aqua Mining Ltd. and Angel Jade Pty, respectively. You should read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

Our business consists of a jade exploration venture in Australia, a gold exploration venture in Papua, New Guinea and operation of a timber processing company in Papua, New Guinea. These business activities are conducted through our subsidiaries, Aqua Mining Ltd. (“Aqua Mining”) and Angel Jade Pty. Ltd. (“Angel Jade”).

Aqua Mining was created to undertake certain opportunities that exist within the mining sector of the economy of Papua New Guinea. The Director Mr. Vincent Appo, has extensive experience and knowledge in this sector and has over the years assembled a vast network of contacts and contractors that will assist the company in their managerial and operational endeavors. Aqua Mining is in the exploration stage and holds a license for gold exploration in Papua New Guinea.

Aqua Mining is also managing a Timber Logging and Processing Company, Paradise Gardens Development (PNG) Ltd (“Paradise Gardens”), with timber processing operations in Papua New Guinea. Paradise Gardens operates under a Timber Authority permit issued by the Papua New Guinea Forest Authority. Paradise Gardens may harvest 5000 cubic meters annually under its permit. The total area under the Timber Authority permit is 3300 hectares. Predominant species include Terminalia, Aglaia, White Cheesewood, Pink Satinwood, Erima, Taun, Rosewood, Kwila and other hardwoods. Paradise Gardens primarily sells its timber locally to retailers and wholesalers in Papua New Guinea. The Company is in negotiations with the owner of Paradise Gardens to acquire control of Paradise Gardens. During the negotiation period, the Company’s management fee includes the profit earned by Paradise Gardens during such period.

Angel Jade is currently in the exploration stage and its assets are comprised of mining equipment and the pending renewal of Exploration License 8104, the area covered is 35 km SE of Tamworth, 300 sq. km in size, 250 km from the port of Newcastle, NSW and accessible by sealed road. Nephrite jade occurs in the New England Fold Belt, which extends from northeast New South Wales into southeast Queensland. The target mineral in this tenement is jade, but we will also explore for rhodonite. Current exploration of EL8104 is on hold until our license is renewed. The Company’s timely renewal application for Exploration License 8104 has neither been approved nor denied. Certain landowners in the area have objected to our license renewal due to access concerns. At this time, our exploration license may or may not be renewed. This uncertainty has caused us to pause our mining exploration activities in Australia and look for alternative targets for mining exploration in that region.

We are a development stage company to date we have received minimal revenues from our activities. We have only recently begun to manage timber operations in Papua New Guinea. Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our development activities.

Corporate Information

We were incorporated in Nevada on on January 5, 2005 under the name Premier Platform Holding Company, Inc. The Company changed its name to Paolo Nevada Enterprises, Inc. on February 4, 2005. On August 18, 2006, the Company completed a merger with Premier Platform Holding Company, Inc., a Colorado corporation, where Paolo Nevada Enterprises, Inc. was the surviving entity. On November 1, 2006, the Company changed its name to the David Loren Corporation. On August 23, 2013, the Company changed to its current name, Kibush Capital Corporation. Our principal executive offices are located 7 Sarah Crescent, Templestowe, VIC 3106, Australia and our telephone number is +(61) 3 9846 4288. Our U.S. address is 5635 N. Scottsdale Road, Suite 170, Scottsdale, Arizona 85250.

The Offering

This prospectus relates to the offer and sale from time to time of up to 50,000,000 shares of our common stock by Blackbridge Capital Group LLC (“Blackbridge Capital”). The shares being registered herein are comprised of an aggregate of 50,000,000 shares of common stock that are issuable pursuant to an equity purchase agreement (the “Purchase Agreement”) that we entered into with Blackbridge Capital on December 4, 2014.

Pursuant to the Purchase Agreement, from the date that the Securities and Exchange Commission has declared the registration statement of which this prospectus forms a part effective (the “Effective Date”) until the two-year anniversary thereof, we have the right to sell, from time to time, up to an aggregate of $3,000,000 shares of common stock to Blackbridge Capital. The Company will control the timing and amount of future sales, if any, but we would be unable to sell shares to Blackbridge Capital if such purchase would result in its beneficial ownership equaling more than 9.99% of our outstanding common stock. The purchase price of the shares that may be sold to Blackbridge Capital under the Purchase Agreement will be equal to a 15% discount to the lowest trading price for the Company’s common stock for the ten trading days immediately following delivery of shares to Blackbridge Capital. The maximum draw down amount allowed under the Purchase Agreement is the lesser of $250,000 or 200% of the average daily trading volume for the ten (10) trading days immediately preceding the draw down notice, multiplied by the lowest trading price for the Company’s common stock over the ten (10) trading days immediately preceding the draw down notice. Additional draw down requests may be made the later of (i) eleven (11) trading days following delivery and clearing of shares in Blackbridge’s brokerage account from the Company’s previous draw down request, and (ii) the date which Blackbridge Capital has liquidated any remaining shares from the preceding draw down by the Company.

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Because the actual date and price per share for the Company’s draw down right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown and there is no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement. Accordingly, we caution readers that, although we are registering 50,000,000 shares, the number of shares actually issued under the Purchase Agreement may be substantially greater than the number registered. Please refer to the section of this prospectus titled “Description of Purchase Agreement” for a more complete discussion of the Purchase Agreement and the terms by which we may issue additional shares of our common stock. Please refer to the section of this prospectus titled “Selling Stockholders” for additional information regarding the selling stockholder.

As of April 15, 2016, there were 80,954,743 shares of our common stock outstanding, of which 10,654,538 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $3,000,000, only 50,000,000 shares of our common stock are being offered under this prospectus. If all of the 50,000,000 shares registered under this prospectus were issued and outstanding as of April 15, 2016, such shares would represent 38.9% of the total number of shares of our common stock outstanding and 82.4% of the total number of outstanding shares held by non-affiliates, in each case as of April 15, 2016.

If we elect to issue and sell more than the 50,000,000 shares offered under this prospectus to Blackbridge Capital, which we have the right, but not the obligation, to do, under the Purchase Agreement, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Blackbridge Capital is dependent upon the number of shares we sell to them under the Purchase Agreement, which is dependent on the market price of our common stock.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Blackbridge Capital.

Securities Offered

Common stock offered by the selling stockholder:	50,000,000 shares

Common stock outstanding prior to the offering:	80,954,743 shares (1)

Common stock to be outstanding after giving effect to the total issuance of 50,000,000 shares to Blackbridge Capital under the Purchase Agreement registered hereunder:	130,954,743 shares (1)

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder in this offering. However, we may receive up to $3,000,000 from sales of shares to Blackbridge Capital under the Purchase Agreement. Any proceeds that we receive from sales to Blackbridge Capital under the Purchase Agreement, will be used for operations and for general corporate purposes. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets symbol:	DLCR

(1)

Based on 80,954,743 shares of common stock outstanding on April 15, 2016 and excludes (i) 800,000 shares of our common stock underlying outstanding warrants with a weighted average exercise price of $0.25 per share, (ii) 3,000,000 shares of preferred stock which is convertible into 30,000,000 shares of common stock and (iii) the shares of common stock underlying our outstanding convertible notes.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by Blackbridge Capital are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of common stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risk Related to Our Company and Business

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future business activities. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and as a result, could require us to diminish or suspend our business and possibly cease our existence.

Our independent auditor has expressed substantial doubt as to our our ability to continue as a going concern.

We were an exploration stage mining company. Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable mining activities and to achieve profitability. Our auditor’s report in our financial statements for the fiscal year ended September 30, 2015 contains a going concern opinion. We had a net loss of $1,290,613 for our year ended September 30, 2015, an accumulated deficit of $10,986,677 as of September 30, 2015 and insufficient cash resources to meet our business objectives. These factors raise substantial doubt about our ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future mining activities. There are no assurances that we will be successful in raising additional capital or successfully develop our business.

We are a development stage company and have generated nominal revenues to date.

We have generated nominal revenues to date, and we have nominal assets. Although we were incorporated in 2005, our lack of operating history in our current businesses makes it difficult to evaluate our business. We face all of the risks inherent in a new business with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Accordingly, we expect to incur substantial operating losses. We cannot assure you that we will be able to generate revenues or profits from our business or that we will be able to generate or sustain profitability in the future.

We expect losses in the future because we have insufficient revenue to offset losses.

As reflected in our financial statements filed in this prospectus, we are in the development stage. We have accumulated a net loss of $10,986,677 since inception. As we have nominal current revenue, we are expecting losses over the next 12 months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate additional revenue, we will not be able to earn profits or continue business activities. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitability.

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We do not expect positive cash flow from exploration activities in the near term. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be required to scale back or curtail our mining exploration.

We do not expect positive cash flow from mining exploration in the near term. In particular, additional capital may be required in the event that exploration and completion costs for our properties increase beyond our expectations. We will depend almost exclusively on outside capital to pay for the acquisition and continued exploration of mines. Such outside capital may include the sale of additional stock and/or commercial borrowing. We can provide no assurances that any financing will be successfully completed. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be required to scale back or curtail exploration activities.

The exploration and mining industry is highly competitive.

We face significant competition in our business of exploration and mining, a business in which we will compete with other mineral exploration and development companies for financing and for the acquisition of new properties. Many of the mineral exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mining properties of merit, and they may spend more on extraction and processing for their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploitation of properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional mining activities. This competition could adversely impact on our ability to finance further acquisitions and to achieve the financing necessary for us to develop existing properties.

Mining in general involve a high degree of risk, which we may be unable, or may not choose to insure against, making exploration and/or development activities we may pursue subject to potential legal liability for certain claims.

Our business is subject to all of the hazards and risks normally encountered in the exploration of minerals. These include unusual and unexpected geological formations, rock falls, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although we plan to take adequate precautions to minimize these risks, and risks associated with equipment failure or failure of retaining dams which may result in environmental pollution, there can be no assurance that even with our precautions, damage or loss will not occur and that we will not be subject to liability which will have a material adverse effect on our business, results of exploration and financial condition.

Weather interruptions in New Guinea may affect and delay our exploration activities.

The weather is a hot and humid tropical wet and dry climate according to the Köppen climate classification system. Despite being located relatively close to the equator, the area has distinct wet and dry seasons. Wet seasons in Papua New Guinea cover a substantial portion of the year, running from December through March.

We may base our production decision without support from a pre-feasibility or feasibility study of mineral reserves.

The Company may elect to make a decision regarding mineral production without the aid of a pre-feasibility or feasibility study of mineral reserves demonstrating economic feasibility and technical viability. Without a pre-feasibility or feasibility study, there is increased uncertainty and substantially heightened risk of economic and technical failure.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration plans.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment needed to support our exploration plans.

Our future success is dependent, in part, on the performance and continued service of Warren Sheppard, the Company’s President and sole director, and Vincent Appo, the Company’s operations manager and director of Aqua Mining.

The Company’s exploration and business strategy are completely dependent upon the knowledge and business contacts of Warren Sheppard, our chief executive officer and sole director. If Mr. Sheppard should choose to leave us for any reason before we have hired a suitable replacement, our business may fail. We are also dependent on the services of Vincent Appo, Operations Manager and Director of our subsidiary Aqua Mining. Mr. Appo manages the Company’s activities in Papua New Guenia. The loss of Mr. Appo could have a material adverse effect on the operations and prospects of the Company. At this time, the Company does not currently have “key man” life insurance for Mr. Sheppard or Mr. Appo.

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Our Chief Executive Officer, through an affiliate, owns a controlling interest in our voting stock. Therefore, investors will not have any voice in our management, which could result in decisions adverse to our other stockholders’ interest.

Our Chief Executive Officer beneficially owns or has the right to vote approximately 90.9% of our outstanding common stock, which includes 298,503 shares held by More Superannuation Fund (“More”) of which Mr. Sheppard is co-trustee and co-member and shares voting and investment power of the shares held by More, 3,001,702 shares issued by the Company pursuant to Mr. Sheppard’s employment agreement and 64,000,000 shares held by Five Arrows of which Mr. Sheppard is the sole owner and an estimated 36,681,600 shares which may be available to Mr. Sheppard pursuant to convertible notes totaling $682,862, $366,816 of which may be converted into common stock within 60 days. Exclusive of the above percentage, Mr. Sheppard also has shared voting and investment power over 3,000,000 shares of Preferred Stock held by More Superannuation Fund. Each share of Preferred Stock has voting rights equal to 20 shares of common stock. Mr. Sheppard may also be entitled pursuant to his employment agreement with the Company should the Company have insufficient funds to pay Mr. Sheppard’s salary, to shares of common stock in an amount equal to three times the amount of unpaid base salary and shares in the amount of $150,000 upon the acquisition of a subsidiary or business valued at greater than $1,000,000 as a bonus.

As a result, Mr. Sheppard will have the ability to control substantially all matters submitted to our stockholders for approval including:

● election of our board of directors;

● removal of any of our directors;

● amendment of our Articles of Incorporation or bylaws; and

● adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, our director and executive officer is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our success is dependent on our ability to realize and process alluvial gold deposits.

We hope to generate revenues from alluvial gold processing from our leased properties located in New Guinea. We cannot guarantee that we will ever be successful in doing this. It is not possible for us to predict the future level of gold processing, if any, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue exploration.

Our success is dependent on our ability to realize and process alluvial nephrite (jade) deposits.

We hope to generate revenues from alluvial nephrite processing from our leased properties located in Australia. We cannot guarantee that we will ever be successful in doing this. It is not possible for us to predict the future level of nephrite processing, if any, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue exploration.

Exploration Licenses in Australia are subject to current and periodic renewal

Angel Jade currently holds an Exploration License, EL8104, which requires renewal every two years. The current term is through June 30, 2015. The Company submitted its renewal application for EL8104 prior to expiration of the current term. However, the renewal license has neither been approved nor denied. The delay in approval of the Company’s renewal application for EL8104 is in part due to access concerns described in the risk factor entitled “We must secure additional access rights to the Angel Jade Property for further exploration.” There is a risk that the government could fail to renew the license, now or upon future renewals, if there are compliance issues or other areas of concern. There is also a risk that the government will fail to approve new mining leases for the Company. Furthermore, any failure by the Company to meet the requirements of the NSW EPA may jeopardize the tenement’s standing. The termination or non-renewal of EL8104 may put our exploration activities in New South Wales, Australia at risk.

We must secure additional access rights to the Angel Jade Property for further exploration

The company has been unable to explore significant portions of Angel Jade’s EL8104 because access agreements have not yet been established with all of the landowners. The Company may need to spend additional money and resources negotiating access agreements with the many land owners within EL8104. Furthermore, the Company may be forced to take legal action to secure its right to access the property for mineral exploration. Failure to secure the necessary access is a risk that could result in significant limitations on the Company’s exploration of EL8104 and may result in abandonment of our license under EL8104.

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If the price of gold drops, our ability to continue exploration may be adversely affected.

If the London Metal Exchange Spot Price for gold drops, the cost of extraction may not allow sufficient margin to support our mineral exploration and our mining activities for such products would have to be curtailed.

If the price of jade or other minerals drop, our ability to continue exploration of such items may be adversely affected.

If the market price for jade or such other minerals drops, the cost of extraction may not allow sufficient margin to support such exploration and our mining activities for such products would have to be curtailed.

Our mining exploration will be subject to applicable law and government regulation. These laws and regulations could restrict or prohibit our alluvial exploration and processing.

Our mining exploration activities require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits or approvals required for our proposed business subject to the Joint Venture Agreement. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned business activities. If we cannot accomplish these objectives, we will not be able to effectuate our business goals.

We have not completed detailed sampling of minerals nor implemented QA/QC procedures

Although detailed sampling provides the basis for the quality estimate or grade of our mineral discovery, we have not formalized standards procedures for sample collection, sample preparation or analysis. Nor do we have quality assurance/quality control (QA/QC) protocols.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions.

Since our joint venture is located in a third world country, we are subject to additional risks.

The Company is undertaking mining ventures in Papua, New Guinea, a third world country. As such, it is possible that the political environment could become unstable and a foreign mining exploration venture, such as ours, could be adversely affected by government expropriation, the inability to secure needed government permits and cooperation, and a condition not physically safe for foreign laborers or management. If any of these situations would occur, we would have to suspend exploration in New Guinea, which would prevent our mining activities at such location.

RISKS RELATING TO OUR COMMON STOCK

In addition to securities that have been or may be in the future issued to Blackbridge Capital, the Company has warrants and convertible notes outstanding, the exercise or conversion of which may be expected to dilute the value of our shares.

The Company has granted warrants and if those are exercised, the issuance of up to 800,000 shares of common stock of the Company may dilute the value of shares held by existing shareholders. We also issued a $682,862 in convertible note that are convertible into our common stock at a conversion price of 50% of the average closing bid price of our common stock for the 10 business days prior to the conversion date to our sole director and officer, Warren Sheppard. Also, pursuant to his employment agreement with the Company, should the Company have insufficient funds to pay Mr. Sheppard’s salary, Mr. Sheppard is entitled to be paid in shares of common stock of the Company in an amount equal to three times the amount of unpaid base salary and shall be entitled to a bonus to be paid in shares of common stock in the amount equal to $150,000 upon the acquisition of a subsidiary or business valued at greater than $1,000,000. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

We may in the future issue additional shares of our common stock which may have a dilutive effect on our stockholders.

Our Articles of Incorporation authorizes the issuance of 500,000,000,000 shares of common stock of which 80,954,743 shares of common stock are issued and outstanding as of April 15, 2015. The future issuance of our common stock and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Other than as disclosed, we currently have no plans, arrangements or understandings to issue additional shares of common stock.

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We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 50,000,000 shares of preferred stock, of which 10,000,000 shares are designated as Series A Preferred Stock and 3,000,000 shares of Series A Preferred stock are issued and outstanding as of April 15, 2016. Our board of directors will have the authority to fix and determine the relative rights and preferences of preferred stock, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interest in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, such as our Series A Preferred Stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders. Other than as disclosed, we currently have no plans, arrangements or understandings to issue additional shares of common stock.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

There can be no assurance of a liquid public trading market for our common stock or whether investors will be able to readily be able to sell their shares of common stock.

At present, our Common Stock is subject to quotation on the OTCPink market under the symbol DLCR. There is only a limited, liquid public trading market for our Common Stock and there can be no assurance that a more liquid market will ever develop or be sustained. Market liquidity will depend on the perception of our business and any steps that our management might take to bring public awareness of our business to the investing public within the parameters of the federal securities laws. There can be given no assurance that there will be any awareness generated or sustained. Consequently, investors may not be able to liquidate their investment or liquidate it at a price paid by investors equal to or greater than their initial investment in our Common Stock. As a result, holders of our Common Stock may not find purchasers for their shares should they to decide to sell the Common Stock held by them at any particular time if ever. Consequently, our Common Stock should be purchased only by investors who have no immediate need for liquidity in their investment and who can hold our Common Stock, possibly for a prolonged period of time.

In the event an active trading market develops for our common stock, the market price may, from time-to-time, be volatile.

In the event an active trading market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the market for securities subject to quotation on OTC Markets in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in conditions or trends in the industry in which we operate, general market and economic conditions in the United States and world-wide as well as the number of our shares of Common Stock being purchased and sold at any particular time. These factors may materially adversely affect the market price of our Common Stock, regardless of our historic business performance or future prospects. In addition, the public stock markets have experienced and may be expected to experience extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to their operating performance. These market fluctuations may adversely affect the market price of our Common Stock.

A large number of additional shares will be available for resale into the public market pursuant to Rule 144, which may cause the market price of our common stock to decline significantly.

Sales of a substantial number of shares of our Common Stock in the public market will become available pursuant to Rule 144 promulgated by the SEC under the Act, could adversely affect the market price of our Common Stock. As of April 15, 2016, we had 80,954,743 shares of Common Stock outstanding, of which 67,429,952 shares of Common Stock are restricted as a result of applicable federal securities laws. As restrictions on resale of other shares of Common Stock expire, pursuant to the provisions of Rule 144 or otherwise, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them at any given date or over any particular period of time. For a more detailed description of the risks associated with this Risk Factor, see the disclosure under the caption “Shares Eligible for Future Sale” contained in this Prospectus.

If holders of restricted securities sell a large number of shares pursuant to Rule 144 under the Act, they could adversely affect the market price for our Common Stock, which adverse affect could be sustained and over which we have no control.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock or our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, including shares of our Common Stock, resulting in the dilution of the ownership interests of our present shareholders. We are authorized to issue an aggregate of 500,000,000 shares of Common Stock, par value $0.001 per share, of which 80,954,743 shares are currently outstanding.

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We may also issue additional shares of our Common Stock, warrants or other securities that are convertible into or exercisable for the purchase of shares of our Common Stock in connection with hiring and/or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock or other securities, for any reason including those stated above, may have a negative impact on the market price of our Common Stock. There can be no assurance that the issuance of any additional shares of Common Stock, warrants or other convertible securities may not be at a price (or exercise prices) below the then prevailing price at which shares of our Common Stock will be quoted on the OTC Markets.

We may never pay any dividends to our shareholders.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. Consequently, shareholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Insiders will continue to have substantial control over us after this offering and will be able to influence corporate matters.

After this offering, our directors and executive officers and present shareholders holding more than 5% of our Common Stock will continue to own of record and beneficially, in the aggregate, more than 62.5% of the voting power of outstanding Common Stock (including the voting power associated with the outstanding 3,000,000 shares of preferred stock and without accounting for any additional shares that may be issued to Blackbridge Capital under the Purchase Agreement in excess of the 50,000,000 shares registered herein). As a result, if these shareholders were to choose to act together, they would be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our Company or all or a significant percentage of our assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, see the disclosure under the caption “Security Ownership of Certain Beneficial Owners and Management.”

We cannot assure you that the interests of our management and affiliated persons will coincide with the interests of the investors. So long as our management and affiliated persons collectively controls a significant portion of our Common Stock, these individuals and/or entities controlled by them, will continue to collectively be able to strongly influence or effectively control our decisions.

State Blue Sky registration and potential limitations on resale of our common stock.

The holders of our shares of common stock and those persons who desire to purchase our common stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market our securities to be a limited one.

It is the present intention of management after the active commencement of operations is to seek coverage and publication of information regarding the Company in an accepted publication manual, which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state.

However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer’s officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Illinois, Kentucky, Louisiana, New York, Montana, Pennsylvania, Tennessee and Virginia.

Our common stock is considered a Penny Stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We are subject now and will likely be subject in the future to the Penny Stock rules so long as our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any Offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We have identified control deficiencies in our internal control over financial reporting as of the evaluation done by management as of September 30, 2015. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with GAAP for each of the periods presented. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Our shares of common stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock is “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional service providers. The engagement of such services is costly and continuing. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports and/or discover and report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Our legal and financial compliance costs related to these rules and regulations may increase, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and quarterly, and, from time-to-time, current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should or could be made to improve our financial and management control systems in order to manage our growth and our legal obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, if and when any perceived deficiencies are discovered. However, we anticipate that the expenses associated with being a reporting public company are expected to be both material and continuing. We estimate that the aggregate cost of legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; and consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance (“D&O Insurance”), the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be expected to be material.

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In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including D&O Insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Our articles of incorporation and by-laws provide for indemnification of our officers and directors and limit their potential or actual liability which may result in a significant cost to us and damage the interests of our shareholders.

The Company’s Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada as well as other applicable laws. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care.

Upon dissolution of the Company, our stockholders may not recoup all or any portion of their investment.

In the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the proceeds and/or assets of the Company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the holders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of the Company. In this event, our stockholders could lose some or all of their investment.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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Risks Related to our Agreement with Blackbridge Capital

The sale of our common stock to Blackbridge Capital may cause dilution, and the sale of the shares of common stock acquired by Blackbridge Capital, or the perception that such sales may occur, could cause the price of our common stock to fall.

On December 4, 2014, we entered into the Purchase Agreement with Blackbridge Capital. Pursuant the Purchase Agreement, Blackbridge Capital has committed to purchase up to an aggregate of $3,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Blackbridge Capital at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and concluding on the two-year anniversary thereof. The per share purchase price for the shares that we may sell to Blackbridge Capital under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 85% of the lowest closing bid price of the common stock for the ten consecutive trading days immediately following our request for Blackbridge Capital to purchase the shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Blackbridge Capital, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Blackbridge Capital if such purchase would result in its beneficial ownership equaling more than 9.99% of the outstanding common stock. Blackbridge Capital may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Blackbridge Capital may sell all, some or none of those shares. Therefore, sales to Blackbridge Capital by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Blackbridge Capital, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Blackbridge Capital will pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement.

The common stock to be issued to Blackbridge Capital pursuant to the Purchase Agreement will be purchased at a 15% discount to the lowest closing bid price of the common stock for the ten consecutive trading days immediately following delivery of the shares to Blackbridge Capital. The Company may not issue a new or additional draw down notice until the later of (i) the eleventh day after delivery of shares to Blackbridge Capital from the preceding draw down, and (ii) the date which Blackbridge Capital has liquidated any remaining shares from the preceding draw down by the Company. Blackbridge Capital has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Blackbridge Capital sells the shares, the price of our common stock could decrease. If our stock price decreases, Blackbridge Capital may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds upon the sale of shares by the selling stockholder in this offering. However, we may receive gross proceeds of up to $3,000,000 under the Purchase Agreement, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Blackbridge Capital under such agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use the proceeds from the sale of shares to Blackbridge Capital under the Purchase Agreement to pay for operating expenses and mining exploration. We will have broad discretion in determining how we will allocate the proceeds from any sales to Blackbridge Capital.

Even if we sell $3,000,000 worth of shares of our common stock to Blackbridge Capital pursuant to the Purchase Agreement, we may need to obtain additional financing in the future in order to fund our current and future planned operations. We may seek additional capital in the private and/or public equity markets. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

DIVIDEND POLICY

We have never declared nor paid any cash dividends, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

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MARKET FOR COMMON EQUITY AND RELATED MATTERS

Market Information

Our common stock is quoted on the OTC Markets under the symbol “DLCR.” The following table sets forth for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTC Markets.

	Price Range
Period	High	Low
Year Ended September 30, 2014:
First Quarter	$1.00	$0.23
Second Quarter	$0.38	$0.2001
Third Quarter	$0.4151	$0.2001
Fourth Quarter	$0.52	$0.30
Year Ended September 30, 2015:
First Quarter	$0.50	$0.1101
Second Quarter	$0.32	$0.1004
Third Quarter	$0.12	$0.027
Fourth Quarter	$0.045	$0.0075
Year Ending September 30, 2016:
First Quarter (through December 31, 2015)	$0.035	$0.0075

On April 19, 2016, the closing price of our common stock quoted on the OTC Markets was $0.0299 per share. The OTC Markets prices set forth above represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

The transfer agent of our common stock is Manhattan Transfer Registrar Co., 531 Cardens Court, Erie, CO 80516, (631) 928-7655.

As of April 15, 2016, there were 202 holders of record of our common stock. As of such date, 80,954,743 shares of our common stock were issued and outstanding.

We have no securities authorized for issuance under equity compensation plans, other than as those shares that may be issued to Warren Sheppard as in lieu of salary, at the company’s discretion as described in Executive Compensation, below.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial condition. You should read this analysis in conjunction with our audited consolidated financial statements and related notes and our unaudited consolidated interim financial statements and their notes. This discussion and analysis contains statements of a forward-looking nature relating to future events or our future financial performance. These statements are only predictions, and actual events or results may differ materially. In evaluating such statements, you should carefully consider the various factors identified in this prospectus, which could cause actual results to differ materially from those expressed in, or implied by, any forward-looking statements, including those set forth in “Risk Factors” in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. This prospectus contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Plan of Operations

The Company’s current strategy is to engage in mining related business activities in Australia, Papua New Guinea and the surrounding region. We are currently focused on building a quality management team to assist in the anticipated growth of the Company. The Company hopes to undertake a number of additional mining exploration projects so the cost of the team could be amortized over a number of cost centers. We believe that this team would enable the Company to consider exploration and ancillary activities in new geographical locations within and outside of Papua New Guinea and Southeastern Australia. For example, there are a number of projects that we have identified that would flow from our involvement in our mining joint venture in Papua New Guinea. Moreover, under the terms of our joint venture we are able to supply food, clothing, housing and medical supplies which we would hope to be able to service not only our requirements in Papua New Guinea, but to expand and supply other markets within that region. We believe that there may be other opportunities that would evolve from our presence in Papua New Guinea if we have an infrastructure to capitalize on those opportunities. In fact, that is what we are doing with Paradise Garden.

In June of 2015, we took over of the management of Paradise Gardens and its timber operation. All of our revenue from the year ended September 30, 2015 and for the interim period ended December 31, 2015 was generated from the management agreement with Paradise Gardens. The management agreement provides us, through our subsidiary Aqua Mining, with the opportunity to develop the current logging areas under permit, to develop new areas for logging outside the existing area permit area, and to spread the customer base from the existing to now incorporate retail, contract felling and long term commercial orders. In December 2015, we established a small lumber outlet in Port Moresby to serve the local construction industry. We are now seeking to acquire ownership of Paradise Gardens and/or other timber assets in Papua New Guinea.

Our Angel Jade subsidiary has recently experienced a few setbacks. Ongoing issues with the local land owners regarding access to certain portions of our mining lease (EL8104) present complications in undertaking exploration on the area. In addition, the government has imposed new requirements which would require us to hire a registered Mine Manager and limits the extraction volumes allowed under an exploration lease to 1 ton per year. Moreover, the Mining Department has been slow to renew our exploration license for the current period. As a result of the foregoing difficulties, we are reviewing our current opportunities and analyzing whether whether Angel Jade is in alignment with the financial model required by the Company. If we do continue with exploration activities on EL8104, we will likely move forward with a scaled down plan of exploration until the Company has more certainty with regard to the access issues that currently exist on portions of EL8104.

We currently believe that we will need $2,000,000 over the next 12 months to implement the plans for our business.

Results of Operations

For the year ended September 30, 2015 and September 30, 2014

Revenues

The Company had $32,000 in revenue for the year ended September 30, 2015 and no revenue for the year ended September 30, 2014. The increase in revenue of $32,000 is attributable to the sale of timber under the management agreement with Paradise Gardens.

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Operating expenses

The Company had operating expenses of $ 1,243,666 for the year ended September 30, 2015 consisting of general and administrative expenses, as compared with operating expenses of $818,588 for the year ended September 30, 2014 consisting of general and administrative expenses. The increase of $425,078 was attributable in part to the costs associated with getting the timber logging operations up to date, starting works on the infrastructure at Koranga and additional administrative expense

Net Loss

The Company had a net operating loss of $1,211,666 for the year ended September 30, 2015 compared with a net operating loss of $818,588 for the year ended September 30, 2014. The increase of $393,078 was primarily attributable to the costs associated with getting the timber logging operations up to date, starting works on the infrastructure at Koranga and additional administrative expense.

Operating Activities

Net cash used in operating activities was $925,853 for the year ended September 30, 2015 compared to net cash used in operating activities of $193,239 for the year ended September 30, 2014. The increase of $732,614 was a result mainly from in part to the costs associated with getting the timber logging operations up to date, starting works on the infrastructure at Koranga and additional administrative expense.

Investing Activities

Net cash used in investing activities was $17,050 for the year ended September 30, 2015 compared to $92,586 for the year ended September 30, 2014. This increase resulted from the acquisition of Instacash which is no longer operated by the Company.

Financing Activities

Net cash provided by financing activities was $1,353,993 for the year ended September 30, 2015 compared to $1,651,454 for the year ended September 30, 2014. The decrease of $297,455 was mainly due to a decrease in cost of financing.

INTERIM PERIOD

Three Months Ended December 31, 2015 Compared to Three Months Ended December 31, 2014

During the three months ended December 31, 2015, we recognized $46,327 in revenue. We recognized no revenue during the three months ended December 31, 2014. The increase in revenue is attributable to management fees from Paradise Gardens (PNG) Ltd. We anticipate that Paradise Gardens will continue to generate revenue for the Company in 2016. Our ability to generate income in the future will greatly depend on the success of our management and mineral exploration activities.

We had a net loss for the three months ended December 31, 2015, of $398,919 and a net loss of $129,568 for the three months ended December 31, 2014. The loss for the quarter ended December 31, 2015 was more than the loss which occurred during the same quarter in 2014, primarily due to a $140,319 increase in interest expense and a $164,680 increase in general and administrative expenses.

We will need additional capital to expand operations and anticipate seeking both debt and equity capital in 2016. Additionally, as our exploration activities are in their infancy and since such activity may be speculative in nature, it is difficult to predict our ability to generate sufficient revenue to generate positive cash flows. Currently our biggest expenses are related to general and administrative costs are wages for personnel. We anticipate these expenses will remain constant during 2016; however, that could change based upon market conditions.

Liquidity and Capital Resources

As of September 30, 2015, the Company had total current assets of $105,496 and total current liabilities of $1,923,196 resulting in a working capital deficit of $1,817,699. As of September 30, 2014, the Company had total current assets of $236,280 and total current liabilities of $1,745,730 resulting in a working capital deficit of $1,509,450. The increase in working capital deficit arose mainly due to increase in loans owing to related parties, who provided advances to the Company for working capital purposes. The Company had cash as of September 30, 2015 of $10,763. As of December 31, 2015, the Company had only $4,595 cash or cash equivalents on hand. However, as of that date, we had total current assets of $160,823 and total current liabilities of $2,381,987 resulting in a working capital deficit of $2,221,164. As of December 31, 2014, the Company had total current assets of $157,578 and total current liabilities of $1,794,036 resulting in a working capital deficit of $1,636,458. The increase in working capital arose mainly due to our acquisition of 49% of Aqua Mining Ltd Pty on in May of 2014, our acquisition of 50% of Angel Jade Ltd Pty in October of 2014 and our subsequent increase in ownership of each entity to approximately 90% of Aqua Mining and 70% of Angel Jade. The Company intends to fund its exploration through the sale of its equity securities. However, there can be no assurance that the Company will be successful doing so. We do have an agreement with Blackbridge Capital to provide up to $3,000,000 in an equity facility with drawdowns not to exceed the lesser of $250,000 at a time or the product of 200% of the average trading volume and the price per share. We anticipate being able to access this equity facility during the quarter ending June 30, 2016. We do not currently have any other agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. We currently believe that the Company will need approximately $2,000,000 over the next 12 months to cover our planned mining exploration.

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Factors Affecting Future Mineral Exploration Results

We have generated no revenues from mining exploration, since inception. As a result, we have only a limited history upon which to evaluate our future potential performance. Our potential must be considered by evaluation of all risks and difficulties encountered by exploration companies which have not yet established business operations and anticipated results and situations of entering active exploration activities.

The price of gold and silver had experienced an increase in value over a five-year period. Beginning in April 2013, the price of gold and silver has experienced a downward swing. A significant permanent drop in the price of gold, silver or other precious metals may have a materially adverse effect on the future results of potential exploration activities of the Company. The costs associated with the recovery of precious metals may also cause a material adverse effect on the financial success of the Company.

Going Concern

The Company is in the development stage and has insufficient revenues to cover its operating costs. As of September 30, 2015, the Company had an accumulated deficit of $10,986,677 and a working capital deficiency and insufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan for our continued existence includes selling additional stock through private placements and borrowing additional funds to pay overhead expenses while maintaining marketing efforts to raise our sales volume. Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and our ability to continue as a going concern.

We have only had operating losses which raise substantial doubts about our viability to continue our business and our auditors have issued an opinion expressing the uncertainty of our Company to continue as a going concern. If we are not able to continue operations, investors could lose their entire investment in our Company.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements other than as described above.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

BUSINESS

Overview

Kibush Capital Corporation (“we”, “us”, “our”, the “Company” or the “Registrant”) is a mineral and natural resources exploration company. We are currently undertaking mineral exploration activities in Australia and Papua New Guinea. We also operate a timber and logging company in Papua New Guinea. We have two subsidiaries Aqua Mining and Angel Jade. Our Aqua Mining subsidiary conducts mineral exploration in Papua New Guinea where we are exploring for gold. Our Angel Jade subsidiary is a mineral exploration company in New South Wales, Australia where we are exploring for jade. In addition, the Company has management contract for Paradise Gardens Development, Ltd., a timber and logging company in Papua New Guinea which is managed for us by Aqua Mining.

We are an exploration stage company as defined by the Security and Exchange Commission’s (“SEC”) Industry Guide 7 as the Company has no established reserves as required under Industry Guide 7.

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History

We were incorporated in the State of Nevada on January 5, 2005 under the name Premier Platform Holding Company, Inc. The Company changed its name to Paolo Nevada Enterprises, Inc. on February 4, 2005. On August 18, 2006, the Company completed a merger with Premier Platform Holding Company, Inc., a Colorado corporation, where Paolo Nevada Enterprises, Inc. was the surviving entity. On November 1, 2006, the Company changed its name to the David Loren Corporation. On July 5, 2013, More Superannuation Fund, an Australian entity (“More”), obtained control of the Company from Beachwood Capital, LLC, a Nevada limited liability company. On August 23, 2013, the Company changed its name to Kibush Capital Corporation.

On October 15, 2013, the Company completed the acquisition of 80% of the common stock of Instacash Pty Ltd., a micro-lender licensed in Australia (“Instacash”). For the fiscal year ended September 30, 2014, Instacash had no revenues, $396,493 in assets and $429,270 in liabilities. In order to focus solely on its mining exploration and natural resources, the Company disposed of Instacash during the quarter ended March 31, 2015.

On February 14, 2014, we entered into an Assignment and Bill of Sale with Five Arrows Limited (“Five Arrows”) pursuant to which Five Arrows agreed to assign to the Company all of its right, title and interest in two 50 ton per hour trammels, one 35 ton excavator, a warehouse/office, a concrete processing apron and four 35 ton per hour particle concentrators which may be utilized for alluvial mining, the assignment also conveyed Five Arrow’s interest in a joint venture with the holders of mining leases (“Leaseholders”) for gold exploration in Papua New Guinea, specifically Mining Leases ML296-301 and ML278 covering approximately 26 hectares located at Koranga in Wau, Morobe Province, Papua, New Guinea (the “Koranga Property”). In consideration therefor, the Company issued 40,000,000 shares of its common stock to Five Arrows. On February 28, 2014, we entered into a restated joint venture agreement with the Leaseholders (the “Joint Venture Agreement”) for the exploration of minerals on the Koranga Property. The Joint Venture Agreement entitles the leaseholders to 30% and the Company to 70% of net profits from the joint venture. On May 23, 2015 this Joint Venture was sold to our subsidiary Aqua Mining (PNG) Ltd. Aqua Mining will manage and carry out the exploration at the site, including entering into contracts with third parties and subcontractors (giving priority to the Leaseholders and their relatives and the local community for employment opportunities and spin-off business) at its cost, and all assets, including equipment and structures built on the site, will be the property of the Company. The Leaseholders and Aqua Mining will each contribute 1% from their share of net profits to a trust account for landowner and government requirements.

The joint venture involves a lease that, between 2008 and 2011, has produced a total of 55,300 cubic meters of mined material which was processed to extract 51,000 grams of gold – raw weight (approximately 31kg pure gold) over the three years of mining activities. Gold production in 2010 averaged 1.97kg per month and in 2011 averaged 2.26kg per month. The overall raw gold grade was 0.92g per cubic meter. Pure gold grade was 0.55g per cubic meter. The Company is currently in the exploration stage for this lease. If and when successful, the Company may endeavor to undertake additional joint ventures on neighboring leaseholds (8 leaseholds border the area) to capitalize on the infrastructure and equipment we may install at Koranga.

On May 26, 2014, the Company formed Aqua Mining Limited, a Papua New Guinea limited company (“Aqua Mining”) jointly with Vincent Appo to expand upon the Company’s reach in Papua New Guinea and more fully utilized Mr. Appo’s expertise in the mining industry in Papua New Guinea. Upon formation, Vincent Appo held 51% of Aqua Mining and the Company held 49% of Auqa mining.

On March 23, 2015, the Company increased its ownership in Aqua Mining from 49% to 90% in exchange for assignment of the Company’s entire interest in the Koranga Joint Venture to Aqua Mining. Due to the increase in ownership, we are now consolidating Aqua Mining’s financials with our own. For the fiscal year ended September 30, 2014, Aqua Mining had no revenues, $18,565 in assets and $91,872 in liabilities. For the interim period ended March 31, 2015, Aqua Mining had no revenues, $46,755 in assets and $215,003 in liabilities.

The Company acquired control of Angel Jade Pty Ltd., an Australian limited company (“Angel Jade”) through a series of transactions as follows: In October 2014, the Company negotiated the acquisition of a 50% interest in Angel Jade (which was 90,000,000 shares of common stock) from Five Arrows Limited in exchange for 14,000,000 shares of our common stock. This agreement was not formalized until December 10, 2014. On October 9, 2014, the Company acquired 3,673,470 shares of newly issued common stock of Angel Jade in exchange for $17,170 ($19,584 AUD). These two transactions combined were intended to provided Kibush Capital with exactly 51% of the common stock of Angel Jade and control of the that company. On November 6, 2014, the Company further increased its ownership of Angel Jade by purchasing an additional 45,918,300 shares of common stock directly from Angel Jade for $215,994 ($250,000 AUD) and by purchasing 18,367,350 share of common stock from Laima Trust for $86,398 ($100,000 AUD). We now own approximately 70% share of the issued and outstanding shares of Angel Jade’s common stock which totals 229,591,770 shares. For the fiscal year ended September 30, 2014, Angel Jade had no revenues, $13,906 in assets and no liabilities. For the interim period ended March 31, 2015, Angel Jade had no revenues, $179,075 in assets and $397 in liabilities. Angel Jade’s financials are consolidated with our own financials in this report.

On June 11, 2015, the Company entered into a management support agreement with Paradise Gardens Development, Ltd, a Papua New Guinea company (“Paradise Gardens”). Paradise Gardens is a timber processing and logging company. Paradise Gardens primarily sells its timber locally to retailers and wholesalers in Papua New Guinea. The Company is entitled to the profits earned by Paradise Gardens during the term of the management agreement. The Company is also in negotiations with the owner of Paradise Gardens to acquire control of Paradise Gardens.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

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Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any significant revenues from our current business. In addition, we have sustained losses for the past two years and have a negative working capital at September 30, 2015. We must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to continue our mining exploration activities and business development.

Our Business

Our business is comprised of mining exploration activities through our subsidiaries Aqua Mining and Angel Jade. Our primary office is located at 7 Sarah Crescent, Templestowe, Victoria 3106, Australia. The company is an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Aqua Mining

Aqua Mining is currently in the exploration stage. Aqua Mining was created to undertake certain opportunities that exist within the mining sector of the economy of Papua New Guinea. The Director Mr. Vincent Appo, has extensive experience and knowledge in this sector and has over the years assembled a vast network of contacts and contractors that will assist the company in their managerial and operational endeavors. On or about April 8, 2015, the Company commenced exploration of the Alluvial Mining Lease 694/695 via its Subsidiary Aqua Mining PNG Limited. Mr. Vincent Appo, PNG Operations Manager, is overseeing the construction of the required infrastructure which is required for the Company’s exploration activities

Paradise Gardens Development

Kibush Capital Corporation had entered into a management agreement with Paradise Gardens Development (PNG) Ltd, a Timber Logging and Processing Company with operations in Papua New Guinea (“Paradise Gardens”). The Company has the right to Paradise Gardens operates a Timber Authority registered with the PNG Forest Authority which permits an annual timber harvest of 5000 cubic meters, the total area under the Timber Authority is 3300 hectares. Predominant species include Terminalia, Aglaia, White Cheesewood, Pink Satinwood, Erima, Taun, Rosewood, Kwila and other hardwoods. Paradise Gardens primarily sells its timber locally to retailers and wholesalers in Papua New Guinea. The Company is in negotiations with the owner of Paradise Gardens to acquire control of Paradise Gardens. During the negotiation period, the Company’s management fee includes the profit earned by Paradise Gardens during such period.

Angel Jade

The Company owns 70% of the ordinary shares of Angel Jade Pty Ltd, an Australian company. The assets of Angel Jade are comprised of Exploration License 8104, the area covered is 35 km SE of Tamworth, 300 sq. km in size, 250 km from the port of Newcastle, NSW and accessible by sealed road. Nephrite jade occurs in the New England Fold Belt, which extends from northeast New South Wales into southeast Queensland. The target mineral in this tenement is jade, but we will also explore for rhodonite.

Angel Jade has identified a 3 tiered exploitation of jade. The First Tier, finely ground lower quality jade to nano particle sized powder, enabling the jade to release infra-red radiation. These particles can be added to paint, ceramic tiles and to cotton for use in fabrics. The Second Tier, exclusive works of art created by the renowned artist Xie Shen. These carved pieces are typically between 0.5 and 2 tons each, and would be showcased at major Asian Art Galleries. The Third Tier is to establish a premium high end Jade Brand for jewelry and art, to be sold and marketed through respected gallery and jewelry outlets. The current price of jade per kilogram has a spread of $5 to $50 depending on the grade.

The Market

Angel Jade

Nephrite jade is not a common mineral and occurs in nature very rarely and usually in remote locations, hence its prized status and value. It is currently mined in New Zealand, Pakistan, Canada, Russia and Australia. Climatic concerns limit the amount of mining that can be done in Canada and Russia and political extremism is a threat in Pakistan. New Zealand nephrite whilst generally high grade only occurs under the southern alps and glaciers and is usually only of the green variety and found in isolated small pods in small quantities.

In Australia, nephrite occurs in South Australia near Cowell, in Western Australia near Ninghan in the Murchison region outside of Perth and in New South Wales at the Angel Jade tenements near Tamworth. The Cowell and Ninghan nephrite deposits consist of ‘black’ nephrite mainly and are generally lower grade with small quantities of high-grade commercial saleable material.

The Angel Jade Tamworth occurrences are extensive, ranging along the great NS serpentinite belt of NSW that runs for over 200kms. The nephrite found there ranges in quality and varietal characteristics from classic imperial green, through to blue, black and the much prized ‘mutton fat’ coloration. Angel Jade is better placed than its competitors to be able to successfully continually supply quality and quantity of material to its selected markets.

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Aqua Mining

The primary product is Gold and our market price based on the London Metals Exchange Daily Rate. This rate determines a market price for all material sold within the Refinery Market. Outside of that market competition dictates the price available, and that competition has effectively no difference in the quality of the material as it based on a gold percentage. A higher price can be obtained by selling to the spot traders who can distribute the material at lower volumes to industry consumers.

Marketing and Distribution:

Angel Jade

A four pronged distribution approach for our nephrite (jade) has been developed that target: wholesale building suppliers through industry groups and trade shows, wholesale jewelry suppliers in China and SE Asia, direct marketing to the high end art market in China and the Middle East via brokers and producing material suitable for high tech industrial usage such as substrates and insulators through an industry based online campaign targeting research universities, R&D facilities and allied scientific suppliers.

Aqua Mining

As the principal material is gold, the options are to sell either to a refinery and be paid the daily spot rate, or to sell to the jewelry wholesale market. Both of these options exist internally within PNG however the wholesale market is quite small. There are several options when the material is exported from PNG, again it could be to any refinery within the region and that rate again would be the daily spot rate. The wholesale market outside the country would be significant and there are many opportunities within Australia to sell at a higher than spot rate to that market. There may also be parties that would take up the material on a contractual basis.

Competition

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration stage properties or properties containing gold, jade and other mineral reserves. Many of these companies have greater financial resources, operational experience and technical capabilities than us. It is our goal to find under valued properties and team up with local joint venture partners to streamline our time to market and costs. In PNG in particular we are finding a number of such properties, as the enforcement of the Mining Act has forced traditional landowners to comply with the relevant requirements of the act. Their ability to do so is limited as they do not have the financial, or management resources to comply.

Raw Materials, Principal Suppliers and Customers

Angel Jade

We are not dependent on any principal suppliers and our raw materials are produced principally through our own mining activities. Our principal customers for our mining activities are wholesale markers in China, SE Asia and the Middle East. A customer base is yet to be established but that will occur over the next 12 months. However, we are dependent the government’s renewal of our lease, which is currently delayed, and on enhanced access to the leased property. Currently, we do not have agreements with all landowners for access. Continued denial of access by certain land owners may cause us to (i) take legal action to enforce our rights, (ii) negotiate access with additional cost to the Company, or (iii) abandon Exploration License 8104 altogether.

Aqua Mining

We are not dependent on any principal suppliers and our raw materials are produced principally through our own mining activities. Our principal customers for our mining activities are Refineries based in PNG. A wholesale customer base is yet to be established but that will occur over the next 12 months, after the company received the appropriate export licenses from the PNG government.

Intellectual Property

Intellectual property is not a large part of our current business model as we are selling non-unique materials through primarily conventional channels. One or more brands may yet be developed if we determine branding will benefit the Company.

Government Regulations

Our products and services are subject to foreign, federal, state, provincial and local laws and regulations concerning business activities in general, including the laws of Papua New Guinea and Australia.

Our operations will be affected from time to time in varying degrees by domestic and foreign political developments, foreign, federal and state laws.

Angel Jade

The mining industry in Australia is governed by Federal Government law but administered by the States. Angel Jade tenements are administered and regulated by the NSW Department of Trade and Industry (DTI). Its principal field office for the mining sector is located in Maitland, approximately 250 kilometers from Tamworth. To maintain the company’s tenements in good order and standing with the DTI, an Annual Report must be lodged every year detailing all works to date and monies expended toward same. An environmental bond is also held by the DTI to ensure compliance and remediation on vacation of the tenement.

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Angel Jade currently holds an Exploration License, EL8104, pending renewal. We have experience significant delay in the renewal of EL8104. Our renewal application was submitted prior to June 30, 2015, but has neither been approved nor denied. We understand the government is concerned about disputes with certain landowners regarding access to certain areas covered by EL8104. While we are optimistic that our renewal will be approved, we understand the government desires that the Company first address access issues with certain landowners. However, there is no guarantee that EL8104 will be renewed in its entirety or at all. Assuming our license is renewed, the company may elect to apply for one or more mining leases within the boundaries of its EL as part of our exploration program. This would be subject to satisfactory interpretation of geological data suggesting a commercial mining would be viable and could be established with some certainty.

Aqua Mining

As the 90% owner of Aqua Mining [PNG] Limited, a Papua, New Guinea company, we are required to obtain approval from the Investment Promotion Authority of Papua New Guinea to be recognized as a foreign investor for our mineral exploration joint venture with the Leaseholders of approximately 26 hectares located at Koranga in Wau, Morobe Province, Papua, New Guinea.

On July 24, 2015, we received final approval from the Papua New Guinea Department of Environment and Conservation, the Papua New Guinea Mining Resources Authority and the Mining Advisory Committee. This approval allows for mechanized processing on on land controlled by the Koranga Joint Venture for a period of 20 years and Aqua Mining is the licensed contract miner for a period of 5 years. This AML license is limited to 50,000 tones of processing per year and to a maximum of 5-hectares of mining at any one time. We must report our exploration activities and sales monthly to the Mining Resource Authority and comply with the terms of the agreements with the landowners. The tribute agreement for this land requires contribution of 2% of gross sales over 3 grams of ton and 2% of gross sales when under 5 grams per ton.

Environmental Regulations:

Angel Jade

Environmental issues and compliance are administered by the NSW EPA. The proposed mining activity and processing by Angel Jade will not involve the use of any chemicals, hence the key areas of concern to the EPA will be in the areas of soil erosion, flora and fauna, water monitoring and effective remediation. The EPA can issue non compliance notices that in the case of serious breaches may jeopardize the tenement’s standing. However, this is considered a low risk for this style of mining where no chemicals are utilized and the mining activity is near surface.

Aqua Mining

Under our Alluvial Mining Lease, we must comply with the provisions of the Mining Act pertaining to Environmental requirements. We are subject to applicable environmental legislation including specific site conditions attached to the mining tenements imposed by the PNG Government Department of Environment and Conservation (“DEC”), the terms and conditions of operating licenses issued by the PNG Mineral Resources Authority (“MRA”) and DEC, and the environment permits for water extraction and waste discharge issued by DEC. In the fourth quarter of fiscal 2014, the PNG Parliament approved a name change for the Department of Environment and Conservation to the Conservation Environment Protection Authority and that change has become effective.

Employees

As of March 9, 2016, the Company has 40 full time employees.

Description of Properties

The Company does not lease any properties or facilities, other than our U.S. address described below. We own a building consisting of 1,200 square feet of office and warehouse space on property owned by James Koitamara, a member of the Kornaga Joint Venture, located on mining lease ML297 in New Guinea. The building and other personal property was assigned to us by Five Arrows pursuant to the Assignment Agreement attached as Exhibit 10.5. The Company’s principal office is located at 7 Sarah Crescent, Templestowe, Victoria 3106, Australia. This space is provided to the Company free of charge by its director, Warren Sheppard. The Company accepts mail at the office of its corporate counsel for a nominal fee. This space is physically located at 5635 N. Scottsdale Road, Suite 170, Scottsdale, AZ 85250. Management has determined that these arrangements are adequate for its current and immediate foreseeable operating needs.

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1. The Koranga Joint Venture properties located in Papua, New Guinea:

Description and Location of the Leases

The Company does not own or lease any of the mining properties directly and we have no right to directly acquire a lease or license for the Koranga properties. Rather the company has a contractual relationship with the landowners who were given their respective properties by the Papua, New Guinea government from 1966 to 1968. Through these this contractual relationship (i.e., the Koranga Joint Venture) the Company has the right to manage and finance the exploration of each mining lease and the Company is approved by the PNG government, via a mining license, as the contract miner for the properties covered by the license. As part of the Koranga Joint Venture, the Company is entitled to 70% of the net profits from mineral exploration and any production. The mining licenses included in the Koranga Joint Venture are: ML296, ML297, ML298, ML299, ML300 and ML301. Although the Company does not directly own or directly lease these mining properties, it does have contractual rights and governmental permits which allow the Company to conduct mining exploration on the properties. These contractual relationships, coupled with the government permits, are substantially similar to a mining lease. Therefore, we have treated these contracts, including the Koranga Joint Venture, as lease agreements from an accounting prospective.

Our conversion application for Mining Lease Nos. ML 296 through ML 301 was approved on July 24, 2015. The permit requires payment of K6440.96 (approximately $2,329 U.S. Dollars) within 30 days. This fee is comprised of a Security Deposit, a Tribute Agreement Fee, and rent through July 23, 2015. Furthermore, the permit holder must carry out works associated with the mining activity in accordance with the plans and specifications in the environment permit. Such requirements include nominal monetary payments, development of an environmental management plan, a waste management plan, water extraction plan, monitoring and reporting.

Location Maps

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Exploration History

The historic alluvial mining activities for the Koranga leases was previously undertaken by New Guinea Gold Ltd. from 1935 to 1942, by Koranga Aluvial Mining Ltd. from 1943 to 1944, and by Koranga Westland Ltd. from 2008 to 2011. Koranga Westland Ltd.’s results were follows:

The results were produced by utilizing day and night shifts each day. Available production data collected over two years shows the following:

1. An average of 75 cubic meters of materials was processed per shift. However, records from Koranga Westland Ltd. show that without breakdowns, 130-50 cubic meters could be processed in a shift period.

2. The gold grade of the material ranges between 0.1g and 5 grams per cubic meter and averages around 0.6grams per cubic meter. Raw weight is around 0.92grams per cubic meter.

3. Fineness of the alluvial gold from the lease area is between 58% and 65%, and at times higher.

4. A total of 55,300 cubic meters of mined material was processed to extract 51,000 grams of gold – raw weight (approximately 31kg pure gold) over the two years of mining activities, during the period from 2008 to 2011.

5. The mined material is comprised both of conglomerates and interbedded conglomerate, siltstone, sandstone and mudstones.

6. The mined material was rare to weakly lithified, free digging, poorly consolidated with rock clasts dislodging easily.

7. Only sluice boxes were used to capture the concentrates. The recovery was 80% during the period from 2008 to 2011.

All production data was recorded in a computer on site. A summary of the production data is given in Table 001 below

Date		Total Loads	Production	Grade (Ave)	Trommels in
From	To	M3	Gold (g)	(g/m3)	Operation
11/27/2009	12/21/2009	311.04	245.6	0.8	Trommel 1
1/01/2010	08/16/2010	10295.2	9136.2	0.9	Trommel 1
8/17/2010	08/31/2010	924.8	2097.1	2.3	Trommel 1
09/01/2010	09/30/2010	1730	3447.2	1.3	Trommel 1
10/01/2010	10/31/2010	2513	2584.8	1.03	Trommel 1
11/01/2010	11/30/2010	4332	2605.3	0.6	Trommel 1
01/01/2011	01/31/2011	1555	2018.6	1.3	Trommel 1
02/01/2011	02/28/2011	2061	915.9	0.45	Trommel 1&2
03/01/2011	03/31/2011	3666	2967.3	0.81	Trommel 1&2
04/01/2011	04/30/2011	4195	4051.4	0.97	Trommel 1&2

Koranga Westland Ltd. ceased production in 2011 due to capital constraints.

The Company does not plan to undertake any exploration and/or development of the property. The property is split by the Koranga creek with sedimentary deposits running through the creek and side walls with visible gold strata’s. The exploration activities will be alluvial mining and to that nature will be open pit. The present condition of the property is an open area with a river running through the center of the mining leases.

The equipment used is new, the modernization is basic as the type of mining at this stage is sluice boxes and pressure hoses. The current mining lease only allows for non-mechanized processing. The current cost of equipment is approximately $150,000 and if and when we move to mechanized processing, we estimate the cost of equipment to be in excess of $1,000,000.

There has been no annual production of minerals to report for the Koranga Joint Venture properties for fiscal years 2014 and 2013, nor for the interim period ended June 30, 2015.

Geology

The tectonic feature that hosts the project site and may have been influential in creating an environment conducive for the alluvial gold deposit is the Bulolo graben. It is bounded on the East and West by sub parallel Northwest trending transfer structures while bounded by Northeast trending transfer structures on the North and South. The Northwest trending structures and the subsidiary fractures have accommodated much of the mineralization and have controlled a series of intrusions. The basement rock of the area is metamorphics, intruded by Miocene granodiorite, and believed to be the source of high fineness gold mineralization in the area. A serious of other intrusions occurred, giving rise to further mineralization which is believed to have contributed to much of the prospects in the project area. These intrusions where associated with volcanism that resulted in blocking off of the Bulolo River and consequently the formation of the gold bearing sequence.

Otibanda Formation

The Otibanda Formation is the target alluvial gold bearing sedimentary sequence. It is a lacustrine sequence that was deposited in a fresh water lake. Mapping shows the apparent thickness of the sequence to be 700m and is alluvial gold bearing. The sequence is comprised of interbedded agglomerates, sandstones, siltstones and intercalated thin mudstone. The deposit is the result of an eruptive volcanism that blocked off the Bulolo River resulting in blockage and setting up of a fresh water lake. All sediments including gold shedding off from the surrounding hills and mountains were deposited into the lake. The enriched sequence is the source of gold for the miners down creek and our target in this project.

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Proven or probable reserves have not been established.

The Koranga property has been physically inspected by Ken Unamba, a professional geologist, but a formal feasibility study for the property has not been prepared. Furthermore, there are no current detailed plans to conduct exploration on the property, nor are any phased programs planned.

Exploration work will be performed and/or supervised by Mr. Ken Unamba, a geologist and member of our advisory committee. Mr. Unamba has a Science Degree majoring in Geology. His 22 years’ work experience covers Exploration Geologist for Tolukuma Gold Mine Ltd., Consulting Geologist for Harmony Gold SE Asia and Filmena Resources Corp Philippines. He was appointed to the then Mining Advisory Board in 2000 for five years as Technical Advisor.

Our exploration budget for Aqua Mining is $975,000, including geophysics, sampling and exploration labor.

At this time, we are uncertain how our exploration work will be funded.

2. Angel Jade’s EL8104 located near Tamworth, Australia:

EL 8104 is situated approximately 35 kilometres south-east of the major regional centre of Tamworth, in north-eastern New South Wales. The EL covers about 100 square kilometres and was granted for Group 2 and Group 3 mineral exploration for a two-year renewable term. This EL (8104) supersedes Angel Jade’s previous EL (7883) which covered the same area but without extensions to the north and east. EL8104 is believed to contain nephrite jade and other minerals. Proven or probable reserves have not been established.

The license for EL8104 is issued by the New South Wales State Government. This license permits us to take up to 70 tons of material for evaluation and testing annually. In order to maintain our license, the Company must undertake exploration activities of at least AUS $150,000 per year. We are currently in the renewal period as our renewal application was submitted June 10, 2015. If approved, the renewal term would run through June 15, 2017. If our renewal is not approved, our license would immediately terminate. As discussed in “Government Regulations” above, we have not received approval or denial of our application, but we are aware that access concerns are causing the delay. If our license is not renewed, we will have no rights to conduct mineral exploration on EL8104.

Access to the license area is obtained along a sealed road connecting Tamworth with Port Macquarie. The road runs south-east from Dungowan to Ogunbil and passes through the south-west corner of the licence area, following Dungowan Creek. The main access to EL8104 is via a dirt road which turns off this road about 10.5 kilometres south-east of Dungowan and follows Spring Creek and Teatree Gully, to Mulla Creek, through the centre of the EL.

There are a number of habitations and other buildings along Dungowan Creek, but most of the licence area is fairly hilly and forested, with no buildings. Cattle are pastured in the Dungowan Creek area and to a lesser extent in the west and north of the licence.

This EL was applied for to cover a serpentinite belt which is known to host several nephrite jade occurrences. This serpentinite trends slightly east of north and is probably a splay from the major north-north-west trending Peel Fault serpentinite belt to the west.

Jade was apparently first found here in about 1962 (MacNevin & Holmes, 1980) but was not officially documented or petrologically identified until 1964 (Smith, 1964).

Angel Jade applied for and was granted 59 units in addition to the original EL in June 2013. In October of 2013, access was arranged with three of the landholders whose properties contain the area of old workings and most potential for further discoveries.

The company has been unable to explore significant portions of the EL because access agreements have not yet been established with all of the landowners. The Company has spent money and resources negotiating access agreements with many of the landholders and is making progress with many of the owners. However, there are some landowners who are holding out and may force the Company to take legal action to secure its right to access the property for mineral exploration.

There has been no annual production of minerals to report for Angel Jade for fiscal years 2015 and 2014, nor for the interim period ended December 31, 2015.

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Location Maps

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Geology:

The nephrite jade occurs in the New England Fold Belt, which extends from northeast New South Wales into southeast Queensland. The jade occurrence is within the central block of the fold belt, a few kilometres east of the Peel Fault, a major structure which runs slightly west of north in the project area location.

The “country rock” in the jade region is predominantly metamorphosed (sub-green schist facies) fine grained sediments, plus chemical sediments (chert, jasper) and some meta-volcanics (mostly basaltic and/or andesitic). These are part of the Woolomin Group and the stratigraphy is steeply dipping and trends roughly north-south.

EL 8104 covers a smaller serpentinite belt which is known to host several nephrite jade occurrences. The jade-bearing serpentinite belt was evidently not properly recognised when the jade was first found and mined and is not shown on the 1:250,000 Tamworth geological map sheet, first published by the Geological Survey of New South Wales in 1971, about nine years after the first jade discovery in the project area. It is, however, shown in the 1:250,000 digital dataset now available and the fault-bounded serpentinite bodies from this dataset are shown within that dataset. There are three smaller bodies to the south and one larger elongate body to the north.

Copper is probably the main economic mineral in the area, with a number of small to medium sized deposits occurring, usually in association with the serpentinites and/or (possibly) meta-volcanics within the country rock.

No copper has been recorded in the serpentinites hosting the jade occurrences. There are also numerous rhodonite occurrences of varying sizes within a north-south zone extending about 20 kilometres east of the Peel Fault. These are typically lenses in the country rock, associated with stratiform manganese oxide bodies.

There is a small historic gold-field about 5 kilometres east of EL 8104, at Weabonga. The gold is in small quartz veins and recorded production was about 7,000 ounces (Mumbil Mines NL, 1989). This area is currently covered by EL 6620, Icon Resources Ltd.

The Tamworth nephrite jade has been documented as occurring in lens-shaped bodies (locally referred to as “seams”) on the faulted contact of the serpentinite and country rock. The country rock is mostly comprised of low-grade metamorphosed shale, siltstone, and silty sandstone. The compact, fine-grained nephrite is inferred to have formed under pressure in this contact zone.

Hockley et al, 1978, identifies a zonation from massive serpentinite, to schistose serpentinite, to talc, to nephrite, to “country rock” (quartz phyllite). This is probably based on one of the two sites apparently visited by Hockley, however and may be a gross simplification, which may not generally apply.

The serpentinite is probably commonly schistose close to the faulted margin/contact with the country rock, as might be expected in such a deformational zone but the nephrite and talc will not always be present (one or both may be missing) and the “talc” may actually (often) be more a massive fine grained serpentine mineral.

Serpentine is a secondary mineral produced by the hydrothermal alteration of magnesium silicate minerals. The distinction needs to be made between serpentine, the mineral and serpentinite, the rock. Serpentine mineral is typically massive, fine grained, moderately soft (hardness 2 to 5), may have a slightly greasy feel and is commonly greenish in colour.

Differentiation between serpentine and nephrite in hand specimen may be difficult, except by identifying the greater hardness of the nephrite. At the Tamworth jade project, much of the material dismissed as “talc” may actually be a serpentine, as may some of the rock initially identified as “jade”.

There are a number of varieties of serpentine minerals recognised and some may be of value in their own right (though less so than nephrite) for carving or ornamental purposes. “Bowenite”, which apparently occurs within EL 8104, is a variety of antigorite serpentine.

The Angel Jade property has been physically inspected by Matthew Stephens, a professional geologist, but a formal feasibility study for the property has not been prepared. Furthermore, there are no current detailed plans to conduct exploration on the property, nor are any phased programs planned.

Exploration work will be performed and/or supervised by Matthew Stephens. Mr. Stephens has had over 25 years of continuous experience in the Mining Industry, having worked in Metalliferous Mining, Development, Resource Evaluation and Exploration. Matthew has been involved in the active (i.e. “hands on”) exploration of a variety of commodities including Gold, Base Metals, Iron and Uranium as well as having detailed exposure with the development and mining of nine underground mines and nine open pit operations throughout Queensland, Western Australia, New South Wales and the Northern Territory. Matthew holds a BAppSc (Geology) and is a member if the AusIMM (MAusIMM).

Our exploration budget for the Angel Jade project is approximately $300,000 for the next two years as follows:

●	Costeaning and trenching - $300,000 (2016)

●	Drill program to explore nephrite intrusion at depth - $300,000 (2017)

At this time, we are uncertain how our exploration work will be funded.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MANAGEMENT

The following table sets forth certain information regarding the sole member of our board of directors and our sole executive officer:

Name	Positions Held with the Company	Age
Warren Sheppard	President, Chief Executive Officer and director	57
Vincent Appo	PNG Operations Manager; Director of Aqua Mining	47

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Warren Sheppard has served as our President, Chief Executive Officer and a director since July 5, 2013. Mr. Sheppard has had an Accountancy Practice, primarily tax based in Australia for approximately the last 30 years. In addition Mr. Sheppard also has served in an oversight capacity as Chief Executive Officer of Q6 Pty Ltd., a software development company, from 2005 to date, and in an oversight capacity as Chief Financial Officer of Uniware Pty Ltd., an accounting software company, from 2001 to date; Westvantage Pty Ltd., a software company, from 2011 to date; Xceed Pty Ltd., an internet development company, from 2001 to date; Ozisp Pty Ltd., an internet service provider company, from 2001 to date; and Altius Mining Ltd., a gold exploration mining company from 2008 to 2011, devoting a few hours per month to these entities, none of which compete with the Company. Mr. Sheppard has served as director of several Australian private companies as well as serving as Trustee of the Australian Aiding Australia Trust, More Superannuation Fund and McMahon Superannuation Fund. Mr. Sheppard’s accounting background as well as his experience serving as chief executive officer and chief financial officer and director of various Australian private companies led to his appointment to the board of directors.

Vincent Appo has been mining manager of the Company since October 2013. Prior thereto, from June 2012 to November 2013, Mr. Appo was the Mine Operations Manager/Acting General Manager for Tolukuma Gold Mines Limited in Papua, New Guinea. Mr. Appo served as Consulting Survey Project Manager for Dempsey Australia Ltd, Papua, New Guinea from May 2011 to December 2011, and Mine Technical Services Manager/Acting Mine General Manager for Tolukuma Gold Mines Limited from January 2011 to July 2011 and for other gold mines in Papua, New Guinea in various positions since 2002. From 1997 to 2002, Mr. Appo was Chief Surveyor for two companies in New Guinea.

Neither Mr. Sheppard nor Mr. Appo are directors in any other U.S. reporting companies nor have they been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which he or any of his associates is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.

Significant Employees

Vincent Appo has been mining manager of the Company since October 2013. Prior thereto, from June 2012 to November 2013, Mr. Appo was the Mine Operations Manager/Acting General Manager for Tolukuma Gold Mines Limited in Papua, New Guinea. Mr. Appo served as Consulting Survey Project Manager for Dempsey Australia Ltd, Papua, New Guinea from May 2011 to December 2011, and Mine Technical Services Manager/Acting Mine General Manager for Tolukuma Gold Mines Limited from January 2011 to July 2011 and for other gold mines in Papua, New Guinea in various positions since 2002. From 1997 to 2002, Mr. Appo was Chief Surveyor for two companies in New Guinea.

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Director Independence

Mr. Sheppard is not “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC.

Committees of the Board of Directors

Our Board of Directors does not have any committees, including an audit committee, because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole director.

Code of Ethics

We adopted a Code of Ethics on January 12, 2016.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our sole director is also the chief executive officer and has the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since we do not have an audit committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and named Executive Officers, and anyone who beneficially owns ten percent (10%) or more of our Company’s Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Persons required to file such reports also need to provide us with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received during or with respect to 2015 and (ii) certain written representations of our officers and directors, we believe that the following filings for our current officers and directors required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2015 were not filed in a timely manner:

●	Mr. Sheppard did not timely file his From 4 due as as result of the August 10, 2015 effective date of the Company’s Form 10, though such filing has now been made.

●	Mr. Appo did not timely file his From 4 due as as result of the August 10, 2015 effective date of the Company’s Form 10, though such filing has now been made.

●	Five Arrows Ltd. did not timely file his From 4 due as as result of the August 10, 2015 effective date of the Company’s Form 10, though such filing has now been made.

EXECUTIVE COMPENSATION

Summary Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (each a “named executive officer”) for last two fiscal years. Warren Sheppard earned executive compensation of $250,000 and $700,000 during the fiscal years ended September 30, 2015 and 2014, respectively, as described in footnote (1) below. Vincent Appo earned executive compensation of $55,821 ($156,000 Papua New Guinea Kina “PGK”) and $71,703 ($156,000 PGK) during the fiscal years ended September 30, 2015 and 2014, respectively. No other executive officer compensation was earned during that period.

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SUMMARY COMPENSATION TABLE

Executive Compensation

Name and Principal Position (a)	Year (b)	Salary (US$) (c)	Bonus (US$) (d)	Stock Awards (US$) (e)	Option Awards (US$) (f)	Non-Equity Incentive Plan Compensation (US$) (g)	Nonqualified Deferred Compensation Earnings (US$) (h)	All Other Compensation (US$) (i)	Total (US$) (j)
Warren Sheppard	2015	250,000	0	0	0	0	0	0	250,000
President & CEO	2014	250,000	450,000	0	0	0	0	0	700,000

Vincent Appo	2015	55,821	0	0	0	0	0	0	55,821
Operations Manager &	2014	71,703	0	0	0	0	0	0	71,703

(1)	Mr. Sheppard was appointed president and CEO on May 20, 2013. Mr. Sheppard earned a salary of $250,000 during the fiscal years ended September 30, 2015 and September 30, 2014. Mr. Sheppard earned earned no bonuses during the fiscal year ended September 30, 2015 and earned bonuses of $450,000 for the year ended September 30, 2014. Since the Company did not have the ability to pay Mr. Sheppard’s earnings in cash, he was compensated through the issuance of a convertible promissory note pursuant to the terms of his employment agreement. Mr. Sheppard’s compensation for the fiscal year ended September 30, 2014 was converted into 3,001,702 shares of the Company’s common stock on or about April 29, 2015. Mr. Sheppard’s compensation for the fiscal year ended September 30, 2015 has not yet issued, but is convert into approximately 49,668,874 shares of the Company’s common stock based on the year end closing price of $0.0151 per share. Mr. Sheppard has not waived his rights to these shares.

(2)	Mr. Appo was appointed as operations manager on January 1, 2014 and became director of Aqua Mining on May 26, 2014. Mr. Appo earned a salary of $55,821 (156,000 PGK) during fiscal year 2015 and $71,703 (156,000 PGK) during fiscal year 2014.

Employment Agreement

We entered into an employment agreement, dated October 1, 2013, with Warren Sheppard to serve as our President and as a director. The initial term of the agreement is five years, which term shall automatically be renewed for additional two-year periods, unless the Company shall notify Mr. Sheppard at least 90 days prior to the expiration of the then current term or its desire not to renew the agreement. Mr. Sheppard shall receive an annual base salary of $250,000 which shall not be decreased except in connection with the reduction of the salaries of all executives of the Company. If the Company does not have sufficient funds to pay Mr. Sheppard’s salary, he shall be paid in common stock of the Company in an amount equal to three times the amount of unpaid base salary. In addition, Mr. Sheppard shall be entitled to a bonus in the amount of $150,000 to be payable in common stock of the Company, upon the acquisition of a subsidiary or business valued at greater than $1,000,000. In the event Mr. Sheppard employment is terminated for whatever reason, he will be entitled to salary and benefits that have accrued prior to the date of termination. There are no provisions for severance payments upon termination in the agreement. Mr. Sheppard is subject to a non-solicitation prohibition for two years after his termination of employment with the Company.

Outstanding Equity Awards

Our officers and directors do not any have unexercised options, stock that has not vested, or equity awards.

Compensation of Directors

No compensation has been paid to our directors in consideration for their services rendered in their capacities as directors during the fiscal years ended September 30, 2015 and 2014, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During the past 3 years, the Company has engaged in the following related party transactions:

On July 5, 2013, the Company and Beachwood Capital and the owner of 67,163,048 shares of our common stock and 3,000,000 shares of our Preferred Stock, consummated the transaction contemplated by the Stock Purchase Agreement as of June 20, 2013 with More Superannuation Fund pursuant to which the Buyer purchased all the shares of common stock and the Preferred Stock from Beachwood Capital. The purchase price for the shares was $100,000. As a result of this change in control, the current sole officer and director of the Company is Warren Sheppard.

On October 15, 2013, the Company completed the acquisition of 80% of the common stock of Instacash Pty Ltd., a micro-lender licensed in Australia (“Instacash”) from Hancore Pty Ltd., a related party, for a purchase price of $500,000 payable by a $500,000 promissory note.

On October 23, 2013 the Company issued 10,000,000 shares to Five Arrows as consideration for the sale of an option to acquire 80% of Instacash. Warren Sheppard, our President, Chief Executive Officer and a director, is the sole owner of Five Arrows.

On February 28, 2015 the Company sold to Hancore Pty Ltd., a related party, its interest in Instacash in exchange for cancellation of the $500,000 promissory note and accrued interest owed to Hancore Pty Ltd. from the acquisition of Instacash in October of 2013.

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During the time the Company consolidated its financial statements with Instacash, the following related party loans are reported: (1) a five-year loan agreement dated July 15, 2011 for $150,000 AUD loan from Hancore Pty Ltd. (Hancore Pty Ltd. is a related party via it’s more than 10% ownership by Warren Sheppard), and (2) a $230,000 AUD loan dated September 30, 2014 from Warren Sheppard to Instacash. The Hancore loan was unsecured and carried 20 percent per annum interest rate. The Sheppard loans were unsecured and is interest free.

On February 28, 2014, the Company issued 40,000,000 shares to Five Arrows in consideration for the assignment of certain property for the Company’s mining exploration in Papua, New Guinea. Warren Sheppard, our President, Chief Executive Officer and a director, is the sole owner of Five Arrows.

On March 31, 2014, the Company issued a $157,500 convertible debenture to Warren Sheppard for loans made to the Company. The debenture is due one year from issuance and accrues interest at 12.5% per annum. At any time, at the option of the holder, the then outstanding amount of the debenture may be converted into common stock of the Company at a conversion price of 50% of the average closing bid price for the 10 business days prior to the conversion date. The note is unsecured and may be prepaid at any time without penalty.

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date. The June 2014 Note is unsecured and may be prepaid at any time without penalty.

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date. The September 2014 Note is unsecured and may be prepaid at any time without penalty.

On December 10, 2014, the Company authorized the issuance of 3,001,702 shares of common stock to Warren Sheppard pursuant to the employment contract between the Company and Mr. Sheppard.

On September 30, 2015, the Company issued a 12.50% Convertible Promissory Note due September 30, 2016 with a principal amount of $316,046 (the “September 2015 Note”) for cash. Interest on the September 2015 Note is accrued annually effective from September 30, 2015 forward. The September 2015 Note is unsecured. After the due date, the note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date. The September 2015 Note is unsecured and may be prepaid at any time without penalty.

From time to time, the Warren Sheppard provided advances to the Company for its working capital purposes. These advances bear no interest and are due on demand. As of September 30, 2015 and December 31, 2015, these advances totaled $339,920 and $160,512, respectively.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that our director currently meets the definition of “independent” as promulgated by the rules and regulations of the NYSE Alternext US (formerly known as the American Stock Exchange).

The Board of Directors has not established an audit committee and does not have an audit committee financial expert.

Other than the compensation paid to our executive officers or as disclosed below, during the last two fiscal years there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer of the Company, or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

We have engaged in the following transactions with officers, directors and employees of the Company since October 1, 2013:

On October 1, 2013, we entered into an employment agreement with Warren Sheppard to serve as our President and as a director. The initial term of the agreement is five years, which term shall automatically be renewed for additional two-year periods, unless the Company shall notify Mr. Sheppard at least 90 days prior to the expiration of the then current term or its desire not to renew the agreement. As the President, Mr. Sheppard receives an annual base salary of $250,000 which shall not be decreased except in connection with the reduction of the salaries of all executives of the Company. If the Company does not have sufficient funds to pay Mr. Sheppard’s salary, he shall be paid in common stock of the Company in an amount equal to three times the amount of unpaid base salary based on the closing price of the Company’s stock as of the final day of the fiscal year in which such salary was earned. In addition, Mr. Sheppard shall be entitled to a bonus in the amount of $150,000 to be payable in common stock of the Company, upon the acquisition of a subsidiary or business valued at greater than $1,000,000. Such acquisition bonuses will be issued based upon the closing price of the Company’s stock as of the date of the closing of such an acquisition. Mr. Sheppard receives no separate compensation to serve as a director of the Company. In the event Mr. Sheppard employment is terminated for whatever reason, he will be entitled to salary and benefits that have accrued prior to the date of termination. There are no provisions for severance payments upon termination in the agreement. Mr. Sheppard is subject to a non-solicitation prohibition for two years after his termination of employment with the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 15, 2016: (i) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common stock or preferred stock; (ii) each of our named executive officers and directors; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of the Company’s stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 80,954,743 shares of common stock issued and outstanding as of April 15, 2016 and 3,000,000 shares of our Series A preferred stock issued and outstanding as of the same date, unless otherwise indicated below.

The table below provides information regarding the beneficial ownership of the common stock as of April 15, 2016, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Table of Beneficial Ownership of Stock

Title of Class	Name of Beneficial Owner	Amount of Direct Ownership		Amount of Indirect Ownership		Total Beneficial Ownership		Percentage of Class (1)

Common Stock	Five Arrows Limited (1) Suite 201, Rogers Office Building Edwin Wallace Ray Drive, George Hill, Anguilla	64,000,000		0		64,000,000		79.1%

Common Stock	More Superannuation Fund (5) (6) 7 Sarah Crescent Templestowe, VIC 3106 Australia	298,503		0		298,503		0.4%
Common Stock	Warren Sheppard 7 Sarah Crescent Templestowe, VIC 3106 Australia	32,343,982	(3)	64,298,503	(4)	96,642,485	(3)(4)	87.6%
Common Stock	Vincent Appo 7 Sarah Crescent Templestowe, VIC 3106 Australia	0		0		0		0.0%

Common Stock	All Officers and Directors as a Group (2 Persons)	32,434,982		64,298,503		96,642,485	(3)(4)	87.6%

Series A Preferred Stock	More Superannuation Fund (5) (6) 7 Sarah Crescent Templestowe, VIC 3106 Australia	3,000,000		0		3,000,000	(5)(6)	100%

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(1) Richard N. Wilson, Chief Executive Officer of Five Arrows Limited (“Five Arrows”) has voting and investment power over the shares held by Five Arrows. However, Mr. Sheppard, as the sole shareholder of Five Arrows, has the ability to influence or control the voting of such shares.

(2) Richard N. Wilson, director of Cavenagh Capital Corporation (“Cavenagh”), has sole voting and investment power over the shares held by Cavenagh. Mr. Sheppard is not associated with Cavenagh.

(3) Includes 29,342,280 shares from convertible notes, based upon the April 15, 2016 market price, which could be converted into Common Stock within 60 days of that date. However, these notes have not yet been repaid or converted. Warren Sheppard directly owns 3,001,702 shares, excluding the convertible notes.

(4) Includes (i) 298,503 shares held by More Superannuation Fund of which Mr. Sheppard is co-trustee and co-member and shares voting and investment power of the shares held by More and (ii) 64,000,000 shares held by Five Arrows of which Mr. Sheppard is the sole owner. Excludes 3,000,000 shares of Series A Preferred Stock held by More which have voting rights equal to 20 shares of common stock for each share of preferred. When these shares are included by attribution, Mr. Sheppard’s voting power increases to 92.0%. Also excludes any shares of common stock to which Mr. Sheppard may earn after September 30, 2014 pursuant to his employment agreement with the Company; should the Company have insufficient funds to pay Mr. Sheppard’s salary, in an amount equal to three times the amount of unpaid base salary and shares in the amount of $150,000 upon the acquisition of a subsidiary or business valued at greater than $1,000,000 as a bonus.

(5) Represents 100% of the total issued and outstanding shares of Series A Preferred Stock which has voting rights equal to 20 shares of common stock. Series A preferred stockholders votes together with common share holders, not as a separate class.

(6) More Superannuation Fund controls 60,298,503 votes, 298,503 from common stock and 60,000,000 from its preferred stock which votes with common stock at 20:1. This provides More with 42.8% of the combined voting power of the Company.

The Company does not have any change-in-control agreements with its executive officer nor know of any arrangements which may result in a change of control of the Company.

DESCRIPTION OF PURCHASE AGREEMENT

General

On December 4, 2014, we entered into an EzPAS equity facility with Blackbridge Capital, consisting of a securities purchase agreement (the “Purchase Agreement”), registration rights agreement and the issuance of a $105,000 convertible note as a commitment fee. Pursuant to the terms of the registration rights agreement, we agreed to register for resale all of the shares of common stock issuable upon conversion of the convertible note and all of the shares of common stock that may be issued to Blackbridge Capital under the Purchase Agreement. Since Blackbridge has utilized Rule 144 to sell shares it acquired under the convertible note, we are only registering the shares pursuant to the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, we may direct Blackbridge Capital to purchase up to $3,000,000 shares of our common stock. The closing of the sale of the shares will occur on the tenth trading day following our request for Blackbridge Capital to purchase the shares. The purchase price per share will be equal to 85% of the lowest closing bid price of the common stock for the ten consecutive trading days immediately following our request for Blackbridge Capital to purchase the shares. There is no minimum amount that we may require Blackbridge Capital to purchase at any one time. The Company may not require Blackbridge Capital to purchase shares under the Purchase Agreement if such purchase, together with the shares of common stock underlying the Note, would result in Blackbridge Capital’s beneficial ownership exceeding 9.99% of the outstanding common stock. Furthermore, the Company may not require Blackbridge Capital buy, at any one time, more than the lesser of $250,000 or 200% of the average daily trading volume for the ten (10) trading days immediately preceding the draw down notice, multiplied by the lowest trading price for the Company’s common stock over the ten (10) trading days immediately preceding the draw down notice. Additional draw down requests may be made the later of (i) eleven (11) trading days following delivery and clearing of shares in Blackbridge’s brokerage account from the Company’s previous draw down request, or (ii) the date which Blackbridge Capital has liquidated any remaining shares from the preceding draw down by the Company. Other than as set forth above, there are no trading volume requirements or restrictions under Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Blackbridge Capital under the Purchase Agreement.

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Conditions to Sales

Under the Purchase Agreement, the following conditions must be satisfied in order for us to sell shares of our common stock to Blackbridge Capital:

●	The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by Blackbridge Capital of the shares to be purchased by it, and (i) we have not received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there is no other suspension of the use or withdrawal of the effectiveness of the registration statement or this prospectus.

●	Our representations and warranties contained in the Purchase Agreement must be true and correct in all material respects (except for representations and warranties specifically made as of a particular date).

●	We must have performed in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us.

●	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered , promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

●	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations

●	The Shares shall have been authorized for quotation on the OTCBB (or any equivalent replacement quotation service) and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

●	The number of shares of our common stock to be purchased by Blackbridge Capital at a particular closing may not exceed the number of shares that, when aggregated with all other shares of common stock then beneficially owned by it, would result in Blackbridge Capital owning more than 9.99% of all of our outstanding common stock.

No Short-Selling by Blackbridge Capital

Blackbridge Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering under issuable under the Purchase Agreement will be sold over a period commencing on the date that the registration statement including this prospectus becomes effective through the two-year anniversary thereafter. The sale by Blackbridge Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Blackbridge Capital may ultimately purchase all, some or none of the shares of common stock not yet issued but registered in this offering. If we sell these shares to Blackbridge Capital, Blackbridge Capital may sell all, some or none of such shares. Therefore, sales to Blackbridge Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Blackbridge Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Blackbridge Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Blackbridge Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Blackbridge Capital to purchase up to $3,000,000 of our common stock. Depending on the price per share at which we sell our common stock to Blackbridge Capital, we may be authorized to issue and sell to Blackbridge Capital under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Blackbridge Capital under this prospectus is dependent upon the number of shares we direct Blackbridge Capital to purchase under the Purchase Agreement.

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SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of April 18, 2016, by the selling stockholder prior to the offering contemplated by this prospectus, the number of shares the selling stockholder is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 80,954,743 shares of our common stock issued and outstanding as of April 15, 2016. Other than the convertible note described in this prospectus under “Description of Purchase Agreement”, the selling stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock.

Selling stockholders	Shares Beneficially Owned Before this Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering(2)		Number Of Shares Beneficially Owned After this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering
Blackbridge Capital Group, LLC (5)	8,087,379	9.99%	50,000,000	(3)	8,895,000	(4)	9.99%	(4)

(1)	Based on 80,954,743 outstanding shares of our common stock as of April 15, 2016, Blackbridge’s convertible note with outstanding principal and interest of $106,043.36, and the 9.99% limitation on Blackbrige’s ownership of stock in the Company.

(2)	The actual date and price per share for the Company’s draw down right under the Purchase Agreement is unknown and purchase price under the Purchase Agreement are unknown. Accordingly, the actual shares issuable pursuant to the Purchase Agreement may be more or less than the amount of shares being registered herein.

(3)	Includes all 50,000,000 shares of common stock that are to be registered herein, even though the Company may not be able to sell all 50,000,000 share to Blackbridge during the two-year period following the effective date of this registration statement, because of the draw down limits based upon trading volume and price of our common stock.

(4)	Due to the draw down limits and the ownership limits, Blackbridge Capital should never own more than 9.99% of our outstanding stock. The 8,895,000 shares is an estimate of the maximum amount of stock Blackbridge would hold at any one time.

(5)	A Delaware limited liability company owned and controlled by Alexander Dillon, Blackbridge Capital Group, LLC is not a broker- dealer or affiliate of a broker dealer. The address of this selling shareholder is 450 7th Ave, Suite 601 New York, NY 10123.

Except for the Note, Purchase Agreement and other documents ancillary thereto, and the shares as described in this prospectus, there is no prior or existing material relationship between us or any of our directors, executive officers, or control persons and the selling stockholder.

PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTC Markets. The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

Based upon the terms of the Purchase Agreement as described in this prospectus under “Description of Purchase Agreement”, the following table illustrates the number and percentage of shares of our common stock held by the selling stockholder upon issuance of the shares that are covered by this prospectus:

Sale of Shares under the Purchase Agreement at Assumed Prices

							Pct. of		Pct. of Outstanding
					Number of		Total		Shares
			Purchase		Shares		Outstanding		Held by
			Price		Received		Shares		Non-Affiliates
Value of Shares Sold under the Purchase Agreement	$637,500	(1)	$0.01275	(1)	50,000,000	(2)	26.3	%(3)	33.5	%(3)

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(1)	The terms of the Purchase Agreement provide for purchase at 15% discount to the lowest trading price for the Company’s common stock for the ten trading days immediately following our request for Blackbridge Capital to purchase the shares. For purposes of this prospectus, we have assumed a 15% discount to $0.015, which is the lowest closing bid price for the common stock or the 10 trading days ending April 21, 2016.

(2)	Because the actual date and price per share for the Company’s draw down right under the Purchase Agreement is unknown, the actual purchase price is undetermined. Consequently, the number of shares actually issued from the Purchase Agreement may be substantially greater than the number being registered.

(3)	Based on 80,954,743 shares of our common stock issued and outstanding as of April 15, 2016, plus 29,342,289 shares beneficially held (or convertible within 60 days) by insiders, assuming the issuance of 50,000,000 new shares of common stock to the selling stockholder and including 30,000,000 shares of common stock into which the outstanding 3,000,000 shares of preferred stock would convert. There are currently 13,654,538 shares of our common stock owned by non-affiliates.

The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder has told us that it does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

If we are notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

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The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of capital stock, of which 500,000,000 shares are common stock, par value $0.001 per share, and 100,000,000 are preferred stock, par value $0.001 per share. As of April 15, 2016, there were issued and outstanding:

●	80,954,743 shares of common stock;

●	3,000,000 shares of preferred stock;

●	warrants to purchase 800,000 shares of commons stock; and

●	$682,862 in outstanding convertible notes which are convertible at a 50% discount to related parties, and $865,028 in outstanding convertible notes to unrelated parties which are convertible in to common stock at $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the corporation, holders of common stock are to share in all assets remaining after the payment of liabilities. Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.001, of which 10,000,000 shares are designated Series A preferred stock. The holders of each share of Series A Preferred Stock shall be entitled to be paid out of the available funds and assets of the Company, and prior and in preference to any payment or distribution of any available funds and assets on any shares of common stock, at a liquidation price of $3.00 per share of the Preferred Stock. The Preferred Stock shall be entitled to vote on all matters submitted to stockholders and shall be entitled to 20 votes for each share of Preferred Stock and shall vote together with the holders of the common stock and not as a separate class. The Preferred Stock is convertible, at the holder’s option, for ten years from issuance at the rate of 10 shares of common stock for every share of Preferred Stock and for ten years from the date of issuance the Company may redeem the Preferred Stock, upon 5 days written notice to the holder, at a purchase price of $0.001 per share. As of April 15, 2016, there were 3,000,000 shares of Preferred Stock issued and outstanding, all which are held by More Superannuation Fund.

Warrants

In August 2014, the Company issued five-year warrants to purchase 800,000 shares of the Company’s common stock at $0.25 per share in connection with the 2014 Note and Warrant Purchase Agreement. Pursuant to that agreement, the Company received $50,000 from Firehole River Capital LLC and $50,000 from Fish Haven Creek Capital LLC for the issuance of the note and warrants. These warrants expire on August 25, 2019

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

The Company has the following convertible notes payable issued and outstanding as of December 31, 2015:

December 31, 2015
Non-Related Party Description:

On May 1, 2011, the Company issued a 2.00% Convertible Note due April 30, 2012 with a principal amount of $32,000 (the “2011 Note”) for cash. Interest on the 2011 Note is accrued annually effective from May 1, 2011 forward. The 2011 Note is unsecured and repayable on demand. The 2011 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.	$22,166

On January 2, 2012, the Company issued a 2.00% Convertible Note due January 1, 2013 with a principal amount of $48,000 (the “2012 Note”) for cash. Interest on the 2012 Note is accrued annually effective from January 2, 2012 forward. The 2012 Note is unsecured and repayable on demand. The 2012 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.	$48,000

On January 3, 2013, the Company issued a 2.00% Convertible Note due January 2, 2014 with a principal amount of $12,000 (the “2013 Note”) for cash. Interest on the 2013 Note is accrued annually effective from January 3, 2013 forward. The 2013 Note is unsecured and repayable on demand. The 2013 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.	$12,000

On August 25, 2014, the Company issued two 12.00% Convertible Promissory Note due February 25, 2015 with a principal amount of $50,000 each (the “2014 Note”) for cash. Interest on the 2014 Note is accrued annually effective from August 25, 2014 forward. The 2014 Note is unsecured. The notes are convertible at a conversion price the lesser of (a) $0.25 per share, or (b) the price per share as reported on the Over-the-Counter Bulletin Board on the conversion date. The Note Holders also received Warrants to purchase an aggregate of 800,000 shares of our common stock at an initial exercise price of $0.25 per share. Each of the Warrants has a term of five (5) years.	$105,000

On December 4, 2014, the Company an 8.00% Convertible Promissory Note due December 4, 2015 with a principal amount of $105,000 (the “2015 Note”) as a commitment fee to Blackbridge for the EzPAS equity facility. Interest on the 2015 Note is accrued annually effective from December 4, 2015 forward. The 2015 Note is unsecured.	$105,000

Related Party

On March 31, 2014, the Company issued a 12.50% Convertible Promissory Note due March 31, 2015 with a principal amount of $157,500 (the “March 2014 Note”) for cash. Interest on the March 2014 Note is accrued annually effective from March 31, 2014 forward. The March 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.	$157,500

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.	$110,741

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.	$98,575

On September 30, 2015, the Company issued a 12.50% Convertible Promissory Note due September 30, 2016 with a principal amount of $316,046 (the “September 2015 Note”) for cash. Interest on the September 2015 Note is accrued annually effective from September 30, 2015 forward. The September 2015 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.	$316,046

Total Remaining Face Value of Convertible Debt	$984,862

38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified from personal liability as provided by our Articles of Incorporation, our Bylaws and Nevada Revised Statutes. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon by the law firm of McGee Law Firm, LLC, Scottsdale, Arizona.

EXPERTS

The audited financial statements for the years ended September 30, 2015 and 2014 included in this Prospectus and the Registration Statement have been audited by Scrudato & Co., PA, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the Securities and Exchange Commission. Our website is located at www.kibushcapital.com.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

39

40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Kibush Capital Corporation

We have audited the accompanying balance sheet of Kibush Capital Corporation as of September 30, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kibush Capital Corporation at September 30, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Kibush Capital Corporation will continue as a going concern. As more fully described in Note 4, the Company had an accumulated deficit at September 30, 2015 and 2014, a net loss and net cash used in operating activities for the fiscal year then ended. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Scrudato & Co., PA
Califon, New Jersey
January 6, 2016

F-1

KIBUSH CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEET

	September 30, 2015	September 30, 2014
	(Audited)	(Audited)
ASSETS:
CURRENT ASSETS
Cash	$10,763	110,152
Prepaid expenses	0	6,035
TOTAL CURRENT ASSETS	$10,763	116,187

Property and equipment, net	48,544	79,594
Investment in unconsolidated Joint Venture/Mining Rights	0	40,000
Other Assets	22,627	499
Deposits Paid	9,562	499
Goodwill	14,000
TOTAL CURRENT ASSETS AND TOTAL ASSETS	105,496	236,280

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY):
CURRENT LIABILITIES:
Accounts Payable	11,147	2,957
Accrued Expenses	326,187	354,685
Promissory Notes Payable	34,374
Convertible notes payable, net of discounts of $80,434 and $3,099, respectively	182,166	108,292
Loans from Related Parties	679,227	446,799
Derivative Liabilities	498,417	752,997
Deposits	155,300	80,000
Shares to be Issued - Five Arrows	36,378
TOTAL CURRENT LIABILITIES	$1,923,196	1,745,730

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value; 50,000,000 shares authorized; Series A 3,000,000 shares issued and outstanding at September 30, 2015 and 2014, respectively	$3,000	3,000
Common stock, $0.001 par value; 500,000,000 shares authorized at September 30, 2015 and 2014, respectively; 53,837,485 and 563,485 shares issued and outstanding at September 30, 2015 and 2014, respectively	77,399	53,837
Additional paid-in capital	9,151,960	8,494,962
Accumulated deficit	-10,986,677	-10,225,051
Accumulated other comprehensive income	0	55,022
Total stockholders’ deficit, including non-controlling interest	$-1,754,318	-1,618,230
Non-Controlling interest	$-63,381	108,780
Total stockholders’ deficit	-1,817,699	-1,509,450
Total liabilities and stockholders’ deficit	105,496	236,280

“See notes to financial statements”

F-2

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended September 30, 2015 and 2014

	Fiscal Year	Fiscal Year
	September 30, 2015	September 30, 2014
Net revenues	$32,000	-
Cost of sales	-	-
Gross profit	32,000	-

Operating expenses:
Research and development	-	-
General and administrative
General and administrative	1,243,666	818,588
Total operating expenses	1,243,666	818,588
Loss from operations	-1,211,666	-818,588

Other income (expense):
Interest income	-	-
Interest expense	-389,425	-925,248
Other income	-	-
Change in fair value of derivative liabilities	247,098	92,382
Total other expense, net	-142,327	-832,866
Loss before provision for income taxes	-1,353,993	-1,651,454
Provision for income taxes	-	-
Net loss from Operations	$(1,353,993)	$(1,651,454)
Less: Loss attributable to non-controlling interest	63,381	16,220
Net loss attributable to Holding Company	-1,290,613	-1,635,234

Basic and diluted loss per common share	$(0.04)	$(0.05)

Weighted average common shares outstanding basic and diluted	36,026,011	36,026,011

“See notes to financial statements”

F-3

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIENCY)

For the years ended September 30, 2015 and 2014

						Non		Accumulated Other
	Common Stock		Preferred Stock		Paid In	Controlling	Accumulated	Comprehensive	Stockholders
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Income	Deficit
Balance at September 30, 2014	53,837,485	53,837	3,000,000	3,000	8,494,962	108,780	-10,225,051	55,022	-1,509,450

Discount on convertible promissory note

Repayment of convertible loans @ 0.001 per share of common stock	2,560,000	2,560							2,560

Repayment of convertible loans @ 0.001 per share of common stock	2,000,000	2,000							2,000

Repayment of convertible loans @ 0.001 per share of common stock	2,000,000	2,000							2,000

Common Stock issued – Warren Sheppard	3,001,702	3,002			696,998				700,000

Common Stock issued – Five Arrows	14,000,000	14,000							14,000

Prior Period adjustment – Investment in Aqua Mining					-40,000				-40,000

Prior Period adjustment						3	529,486	-55,022	474,467

Sold subsidiary consolidated reversals						-108,780			-108,780
Adjustment of sold subsidiary							-501		-501
Exchange rate variation						-928	2		-926
Net loss						-62,456	-1,290,613		-1,353,069

Balance at September 30, 2015	77,399,187	77,399	3,000,000	3,000	9,151,960	-63,381	-10,986,677	0	-1,817,699

“See notes to financial statements”

F-4

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended September 30, and

the quarters ended December 31

	Fiscal Year ended	Fiscal Year ended
	September 30, 2015	September 30, 2014
		(Restated)
Operating Activities:
Net loss	-1,290,613	-1,651,454

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,604	12,992
Amortization of debt discount	334,731	721,360
Interest expense related to fair value of derivative instruments granted		378,563
Change in fair value of derivative instruments	-247,098	-92,382
Stock based payments		10,000
Changes in operating assets and liabilities:
Prepaid expenses and other assets	6,035	-6,035
Others asset	-22,128	-499
Accounts payable	8,190	2,957
Accrued expenses	137,500	251,329
Accrued interest	76,187	99,930
Deposits	65,738	80,000
Net cash used in operating activities	-925,853	-193,239

Investing Activities:
Goodwill on Consolidation	-14,000	-
Purchase of property and equipment	31,050	-92,586
Net cash used in investing activities	17,050	-92,586
Financing Activities:
Proceeds from issuance of convertible debt, net of debt discounts	-	-
Repayment of loan from related party	-	-
Proceeds from related party loans, net of debt discounts	745,203	339,920
Net cash provided by financing activities	745,203	339,920
Effective of exchange rates on cash	64,211	55,022
Net change in cash	-163,600	54,095
Cash, beginning of year	110,152	1,035
Cash, end of year	$10,762	$110,152

“See notes to financial statements”

F-5

KIBUSH CAPITAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Business

Kibush Capital Corporation (formerly David Loren Corporation) (the “Company”) includes its 90% owned subsidiary Aqua Mining (PNG) and its 70% owned subsidiary Angel Jade Pty, Ltd. See Basis of Presentation below. The Company has two primary businesses: (i) mining exploration within Aqua Mining and Angel Jade, and (ii) management services currently operated by Aqua Mining.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company include the accounts of the Company, and all entities in which a direct or indirect controlling interest exists through voting rights or qualifying variable interests. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Change in Fiscal Year End

The Board of Directors of the Company approved on September 14, 2014, a change in the Company’s fiscal year end from December 31 to September 30 of each year.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2015 and 2014, the Company had accumulated deficits of $10,986,677 and $10,225,051, respectively. The Company has not earned sufficient revenues to cover operating costs since inception and has a working capital deficit. The Company intends to fund its mining exploration through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue mining exploration and execution of its business plan. While management intends to raise additional funds through public or private placement offerings, the Company might not be successful in its efforts to raise capital.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern, as expressed by our auditor in its audit opinion for the year ended September 30, 2015. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Functional and Reporting Currency

The consolidated financial statements are presented in U.S. Dollars. The Company’s functional currency is the U.S. Dollar. The functional currency of Angel Jade is the Australian dollar. The functional currency of Aqua Mining is the Papua New Guinea Kina. Assets and liabilities are translated using the exchange rate on the respective balance sheet dates. Items in the income statement and cash flow statement are translated into U.S. Dollars using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded as a separate component of other comprehensive income/(loss) within stockholders’ equity.

The functional currency of foreign entities is generally the local currency unless the primary economic environment requires the use of another currency. Gains or losses arising from the translation or settlement of foreign-currency-denominated monetary assets and liabilities into the functional currency are recognized in the income in the period in which they arise. However, currency differences on intercompany loans that have the nature of a permanent investment are accounted for as translation differences as a separate component of other comprehensive income/(loss) within stockholders’ equity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the principal accounting policies are set out below:

Cash

The Company maintains its cash balances in interest and non-interest bearing accounts which do not exceed Federal Deposit Insurance Corporation limits.

F-6

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kibush Capital, Angel Jade and Aqua Mining. The financial statements for the year ended September 30, 2014 are consolidated with Instacash. All intercompany accounts and transactions have been eliminated.

Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars.

Reclassifications

Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the period ended September 30, 2015.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Non-Controlling Interests

Investments in associated companies over which the Company has the ability to exercise significant influence are accounted for under the consolidation method, after appropriate adjustments for intercompany profits and dividends.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” It requires an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to re-measure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. U.S. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

A non-controlling interest in a subsidiary is an ownership interest in a consolidated entity that is reported as equity in the consolidated financial statements and separate from the Company’s equity. In addition, net income/(loss) attributable to non-controlling interests is reported separately from net income attributable to the Company in the consolidated financial statements. The Company’s consolidated statements present the full amount of assets, liabilities, income and expenses of all of our consolidated subsidiaries, with a partially offsetting amount shown in non-controlling interests for the portion of these assets and liabilities that are not controlled by us.

For our investments in affiliated entities that are included in the consolidation, the excess cost over underlying fair value of net assets is referred to as goodwill and reported separately as “Goodwill” in our accompanying consolidated balance sheets. Goodwill may only arise where consideration has been paid.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Plant equipment	2 to 15 years
Computer and software	1 to 2 years
Office equipment	3 to 10 years
Building improvements	20 years

F-7

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

●	Significant under performance relative to expected historical or projected future operating results;

●	Significant changes in its strategic business objectives and utilization of the assets;

●	Significant negative industry or economic trends, including legal factors;

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

The carrying value of the Company’s investment in Joint Venture contract with leaseholders of certain Mining Leases in Papua New Guinea represents its ownership, accounted for under the equity method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in Joint Venture in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments

Beneficial Conversion Features of Debentures

In accordance with FASB ASC 470-20, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recognize the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of debentures and related accruing interest is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

Derivative Financial Instruments

We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended September 30, 2015, the Company issued convertible debt and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt. The Company computed the fair value of these derivative liabilities on the grant date and various measurement dates using the Black-Scholes pricing model. Due to the reset provisions within the embedded conversion feature, the Company determined that the Black-Scholes pricing model was the most appropriate for valuing these instruments.

In applying the Black-Scholes valuation model, the Company used the following assumptions during the year ended September 30, 2015:

For the year and quarter Ended September 30, 2015
Annual dividend yield	-
Expected life (years)	0.50 – 1.00
Risk-free interest rate	0.03% – 0.13%
Expected volatility	210.12.% – 400.48%

The inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

F-8

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used the Black-Scholes option pricing models to determine the fair value of the instruments.

The following table presents the Company’s embedded conversion features of its convertible debt measured at fair value on a recurring basis as of September 30, 2015:

Carry Value at
September 30, 2015
Derivative liabilities:
Embedded conversion features - notes	$498,417

Total derivative liability	$498,417

For the year ended
September 30, 2015
Change in fair value included in other income (expense), net	131,044

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

For the year ended
September 30, 2015
Embedded Conversion
Features - Notes:
Balance at beginning of year	$752,997
Change in derivative liabilities	$-385,624
Net change in fair value included in net loss	$-131,044
Ending balance	$498,417

The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate gain/loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations. During the year ended September 30, 2015, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $131,044.

F-9

Loss per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Mineral Property, Mineral Rights (Claims) Payments and Exploration Costs

Pursuant to EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets and Related Issues”, the Company has an accounting policy to capitalize the direct costs to acquire or lease mineral properties and mineral rights as tangible assets. The direct costs include the costs of signature (lease) bonuses, options to purchase or lease properties, and brokers’ and legal fees. If the acquired mineral rights relate to unproven properties, the Company does not amortize the capitalized mineral costs, but evaluates the capitalized mineral costs periodically for impairment. The Company expenses all costs related to the exploration of mineral claims in which it had secured exploration rights prior to establishment of proven and probable reserves.

Accounting Treatment of Mining Interests

At this time, the Company does not directly own or directly lease mining properties. However, the Company does have contractual rights and governmental permits which allow the Company to conduct mining exploration on such properties. These contractual relationships, coupled with the government permits issued to the Company (or a subsidiary), are substantially similar in nature to a mining lease. Therefore, we have treated these contracts as lease agreements for accounting purposes.

Research and Development

Research and development costs are recognized as an expense in the period in which they are incurred. The Company incurred no research and development costs expensed for the years ended September 30, 2015 and 2014, respectively.

Recent Accounting Pronouncements

New accounting standards

Development State Entities. In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-10 – Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”). The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

The Company has early adopted ASU 2014-10 commencing with its financial statements for the year ended September 30, 2014 and subsequent periods.

Accounting standards to be adopted in future periods

In May 2014, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) which provides guidance for accounting for revenue from contracts with customers. The core principle of this ASU is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

F-10

To achieve that core principle, an entity would be required to apply the following five steps: 1) identify the contract(s) with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations in the contract; and 5) recognize revenue when (or as) the entity satisfies a performance obligation. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is not permitted.

Entities will have the option to apply the final standard retrospectively or use a modified retrospective method, recognizing the cumulative effect of the ASU in retained earnings at the date of initial application. An entity will not restate prior periods if it uses the modified retrospective method, but will be required to disclose the amount by which each financial statement line item is affected in the current reporting period by the application of the ASU as compared to the guidance in effect prior to the change, as well as reasons for significant changes. The Company will adopt the updated standard in the first quarter of 2017. The Company is currently evaluating the impact that implementing this ASU will have on its financial statements and disclosures, as well as whether it will use the retrospective or modified retrospective method of adoption.

Company management do not believe that the adoption of recently issued accounting pronouncements will have a significant impact on the Company’s financial position, results of operations, or cash flows.

Recognition of Revenue

Revenue is realized from product sales. Recognition occurs upon shipment to customers, and where the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. Additional revenue from royalties is recognized when persuasive evidence of an arrangement exits; the amount due is fixed or determinable; and collectability is reasonably assured.

Company management do not believe that the adoption of recently issued accounting pronouncements will have a significant impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – INVESTMENTS IN SUBSIDIARIES

The Company owns interests in the following entities which was recorded at their book value since they were related party common control acquisitions.

As the Subsidiaries Angel Jade Pty Ltd and Aqua Mining (PNG) Ltd were acquired from a related entity, Five Arrows Limited (see Note 9 – Business Combinations), the shares were recorded in the accounts at their true cost value.

	Investment	Ownership %

Aqua Mining (PNG)	$34	90%
Angel Jade Pty Ltd	$104,000	70%

NOTE 4 – PROPERTY AND EQUIPMENT

September 30, 2015
Building and Improvements	-
Plant Equipment	3,724
Computer Equipment	-
Office Equipment	-
Motor Vehicle	50,424
54,148
Less accumulated depreciation	-5,604
$48,544

Depreciation expense was approximately $5,604 for the year ended September 30, 2015 and $12,992 for the year ended September 30, 2014.

F-11

NOTE 5 – CONVERTIBLE NOTES PAYABLE

	September 30, 2015
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	100,000	-	100,000
Total	$182,166	$-	$182,166

	September 30, 2014
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$28,726	$-	$28,726
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	100,000	-80,434	19,566
Total	$188,726	$-80,434	$108,292

2011 Note

On May 1, 2011, the Company issued a 2.00% Convertible Note due April 30, 2012 with a principal amount of $32,000 (the “2011 Note”) for cash. Interest on the 2011 Note is accrued annually effective from May 1, 2011 forward. The 2011 Note is unsecured and repayable on demand. The 2011 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2015 and September 30, 2014 is $22,166and $28,726 respectively. As of September 30, 2015 and September 30, 2014, the note has been discounted by $0.

2012 Note

On January 2, 2012, the Company issued a 2.00% Convertible Note due January 1, 2013 with a principal amount of $48,000 (the “2012 Note”) for cash. Interest on the 2012 Note is accrued annually effective from January 2, 2012 forward. The 2012 Note is unsecured and repayable on demand. The 2012 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2015 is $48,000 respectively. As of September 30, 2015, the note has been discounted by $0.

2013 Note

On January 3, 2013, the Company issued a 2.00% Convertible Note due January 2, 2014 with a principal amount of $12,000 (the “2013 Note”) for cash. Interest on the 2013 Note is accrued annually effective from January 3, 2013 forward. The 2013 Note is unsecured and repayable on demand. The 2013 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of September 30, 2015 is $12,000. As of September 30, 2015 the note has been discounted by $0.

2014 Note

On August 25, 2014, the Company issued two 12.00% Convertible Promissory Note due February 25, 2015 with a principal amount of $50,000 each (the “2014 Note”) for cash. Interest on the 2014 Note is accrued annually effective from August 25, 2014 forward. The 2014 Note is unsecured.

F-12

The notes are convertible at a conversion price the lesser of (a) $0.25 per share, or (b) the price per share as reported on the Over-the-Counter Bulletin Board on the conversion date. The Note Holders also received Warrants to purchase an aggregate of 800,000 shares of our common stock at an initial exercise price of $0.25 per share. Each of the Warrants has a term of five (5) years.

The embedded conversion feature of the 2014 Notes and Warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $145,362 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $100,000, representing the value of the embedded conversion feature inherent in the convertible debt and warrant, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $19,566. The balance of the debt discount was $80,434 at September 30, 2014. For the year ended September 30, 2015, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at September 30, 2015.

NOTE 6 – LOAN FROM RELATED PARTY

Convertible Notes Issued to the President and Director of Kibush Capital Corporation:

On March 31, 2014, the Company issued a 12.50% Convertible Promissory Note due March 31, 2015 with a principal amount of $157,500 (the “March 2014 Note”) for cash. Interest on the March 2014 Note is accrued annually effective from March 31, 2014 forward. The March 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the March 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the March 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $305,039 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $157,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $78,966. The balance of the debt discount was $78,534 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the June 2014 Note was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the June 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $213,207 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $110,741 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $27,913. The balance of the debt discount was $82,828 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the September 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the September 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $181,771 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $98,575 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $98,575 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

F-13

As of September 30, 2014, cumulative interest of $96,579 has been accrued on these notes.

The Company established a debt discount of $61,273 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2015, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at September 30, 2015.

Additionally, from time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes as listed in Note 9, below. These advances bear no interest and are due on demand.

NOTE 7 – STOCKHOLDER’S DEFICIT

Common Stock

On August 22, 2013, the Company’s Board authorized a 225:1 reverse stock split. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the stock split.

On October 12, 2013, the Company issued by directors resolution, 10,000,000 shares of newly issued common stock for the purchase of a Memorandum of Understanding (dated September 2, 2013) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to acquire 80% ownership in Instacash Pty Ltd, an Australian Currency Services provider, and corporate trustee of the Instacash Trust. As this transaction was with a related party, the value was recorded at the par value of the stock i.e. $0.001 per share of common stock.

Between October 23, 2013 and September 30, 2014, the Company issued a total of 3,274,000 shares of common stock upon the requests from convertible note holders to convert principal totaling $3,274 into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001.

On February 28, 2014, the Company issued by director’s resolution, 40,000,000 shares of newly issued common stock to conclude a Assignment and Bill of Sale (dated February 14, 2014) from a related company (Five Arrows Limited); which gave Kibush Capital Corporation the right to enter into a Joint Venture contract with the leaseholders of certain Mining Leases in Papua New Guinea. As this transaction was with a related party, the value was recorded at par value of the stock i.e. $0.001 per share of common stock.

Between November 1, 2014 and September 30, 2015, the Company issued a total of 6,560,000 shares of common stock upon the requests from convertible note holders to convert portions of their Notes into the Company’s common stock based on the terms set forth in the loans. The conversion rate was $0.001 for each such Note.

On or about April 24, 2015, the Company issued 14,000,000 shares of common stock to Five Arrows for the Angel Jade acquisition pursuant to that Agreement dated December 10, 2014.

On April 29, 2015, the Company issued 3,001,702 shares of its common stock to Warren Sheppard (previously authorized by for issuance by the company on December 10, 2014) pursuant to his employment agreement.

Preferred Stock

Preferred stock includes 50,000,000 shares authorized at $0.001 par value, of which 10,000,000 have been designated Series A. 3,000,000 Series A are issued and outstanding as of September 30, 2015 and December 31, 2015.

NOTE 8 – INCOME TAXES

The provision/(benefit) for income taxes for the year ended September 30, 2015 and 2014 was as follows (assuming a 15% effective tax rate)

	September 30, 2015	September 30, 2014
Current Tax Provision
Federal -
Taxable income	$-	$-
Total current tax provisions	$-	$-
	$-	$-

Deferred Tax Provision
Federal -
Loss carry forwards	$193,592	$263,821
Change in valuation allowance	$-193,592	$-263,821
Total deferred tax provisions	$-	$-

F-14

The Company had deferred income tax assets as of September 30, 2015 and September 30, 2014 as follows:

	September 30,
	2015	2014
Loss carry forward	$1,290,613	$1,560,122
Less - Valuation allowance	$-1,290,613	$-1,560,122
	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended September 30, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2015, the Company had approximately $10,986,677 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and the carryforward incurred for the year ended September 30, 2015 will expire by the year 2035.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 9 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following transactions were carried out with related parties:

	September 30, 2015	September 30, 2014
Loan from related party - unsecured loan (a)	$679,227	$339,920
Convertible loans (b)	$182,166	$366,816
Loan from related party	$861,393	$706,736

(a) From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

(b) See Note 6 for details of Convertible notes.

(c) On April 29, 2015, the Company issued 3,001,702 shares of its common stock to Warren Sheppard (previously authorized by for issuance by the company on December 10, 2014) pursuant to his employment agreement.

(d) The Company has entered into related party acquisitions. Details of these transactions are provided therewith Five Arrows, as described in more detail in Note 10 below.

NOTE 10 – BUSINESS COMBINATIONS

Set out below are the controlled and non-controlled members of the group as of September 30, 2015, which, in the opinion of the directors, are material to the group. The subsidiaries as listed below have share capital consisting solely of ordinary shares, which are held directly by the Company; the country of incorporation is also their principal place of business.

Name of Entity	Country of Incorporation	Acquisition Date	Voting Equity Interests	Nature of Relationship

Aqua Mining (PNG) Ltd	Papua New Guinea	28-Feb-2014	90%	Note 1

Angel Jade Pty Ltd	Australia	10-Dec 2014	70%	Note 2

F-15

Note 1: On May 26, 2014, the Company formed Aqua Mining jointly with Vincent Appo. Upon formation, Vincent Appo held 51% of Aqua Mining and the Company held 49% of Auqa mining. On March 23, 2015, the Company increased its ownership in Aqua Mining from 49% to 90% in exchange for assignment of the Company’s entire interest in the Koranga Joint Venture to Aqua Mining. Aqua Mining engages in mining exploration and management activities in Papua New Guinea.

Note 2: On December 10, 2014, the Company entered into an Assignment and Bill of Sale with Five Arrows Limited, a related party, pursuant to which Five Arrows agreed to assign to the Company all of its right, title and interest in 90,000,000 shares in Angel Jade Pty Ltd. In consideration, the Company issued 14,000,000 shares of its common stock to Five Arrows. The Company acquired control of Angel Jade through several additional transactions such that the Company now owns approximately 70% share of the issued and outstanding shares of Angel Jade’s common stock. Angel Jade is an exploration state entity targeting jade near Tamworth in New South Wales, Australia.

NOTE 11 – SUBSEQUENT EVENTS

None.

NOTE 12 – RESTATEMENT OF SEPTEMBER 30, 2014 BALANCE SHEET

In the Company’s 10-K for the period ended September 30, 2015, the Company indicated that it restated its September 30, 2014 financial statements contained in the Form 10 after reevaluating its interpretation of ASC 805-50-30-5 regarding the carrying cost of an asset in a related party transaction. This caused the Company to restate its balance sheet for the year ended September 30, 2014. The Company reached the determination to restate the 2014 financial statements following the receipt of a comment letter dated December 22, 2015 from Securities and Exchange Commission stating concerns on the above issue. We have restated all prior reports containing 2014-year end data.

The following summarizes the effects of restatement:

Consolidated Balance Sheet
September 30, 2014

	Previously
	Reported	Adjustment	Restated
ASSETS
CURRENT ASSETS
Cash	$110,152		$110,152
Prepaid expenses	6,035		6,035
TOTAL CURRENT ASSETS	$116,187		$116,187
Property and equipment, net	79,594		79,594
Investment in unconsolidated Joint Venture/Mining Rights	8,000,000	(7,960,000)	40,000
OTHER ASSETS	499		499
Deposits Paid	499		499
Goodwill	0
TOTAL CURRENT ASSETS AND TOTAL ASSETS	8,196,280	(7,960,000)	236,280

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts Payable	2,957		2,957
Accrued Expenses	354,685		354,685
Promissory Notes Payable
Convertible notes payable, net of discounts of $80,434	108,292		108,292
Loans from Related Parties	446,799		446,799
Derivative Liabilities	752,997		752,997
Deposits	80,000		80,000
Shares to be Issued - Five Arrows
TOTAL CURRENT LIABILITIES	$1,745,730		1,745,730
TOTAL CURRENT LIABILITIES	$1,745,730		1,745,730

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value; 50,000,000 shares authorized; Series A 3,000,000 shares issued and outstanding at September 30, 2014.	$3,000		$3,000
Common stock, $0.001 par value; 500,000,000 shares authorized and 53,837,485 shares issued and outstanding at September 30, 2014.	53,837		53,837
Additional paid-in capital	16,454,962	(7,960,000)	8,494,962
Accumulated deficit	(10,225,051)		(10,225,051)
Accumulated other comprehensive income	55,022		55,022
Total stockholders’ deficit, including non-controlling interest	$(6,341,770)	7,960,000	$1,618,230
Non-Controlling interest	$108,780		$108,780
Total stockholders’ deficit	(6,450,550)	7,960,000	1,509,450
Total liabilities and stockholders’ deficit	8,196,280	(7,960,000)	236,280

F-16

INTERIM FINANCIAL STATEMENTS AND NOTES

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2015	September 30, 2015
ASSETS
Current assets:
Cash	$4,595	$10,763
Prepaid expenses and other current assets	-	-
Total current assets	4,595	10,763

Property and equipment, net	104,678	48,544
Investment in unconsolidated Joint Venture/Mining Rights	-	-
Other assets	27,988	22,627
Deposits Paid	9,562	9,562
Goodwill on Consolidation	14,000	14,000
Total assets	$160,823	$105,496

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,147	$11,147
Accrued expenses	413,401	326,187
Promissory notes payable	34,374	34,374
Convertible notes payable	287,166	182,166
Loan from related party	798,020	679,227
Derivative liabilities	646,202	498,417
Deposits	155,300	155,300
Shares to be Issued - Five Arrows	36,378	36,378
Bank Overdraft	-	-
Total current liabilities	2,381,987	1,923,196

Stockholders’ deficit:
Preferred stock, $0.001 par value; 50,000,000 shares authorized; Series A 3,000,000 shares issued and outstanding at December 31, 2015 and September 30, 2015	3,000	3,000
Common stock, $0.001 par value; 500,000,000 shares authorized at December 31, 2015 and September 30, 2015; 77,399,187 and 77,399,187 shares issued and outstanding at December 31, 2015 and September 30, 2015	77,399	77,399
Additional paid-in capital	9,151,960	9,151,960
Accumulated deficit	(11,385,596)	(10,986,677)
Accumulated other comprehensive income	-	-
Total stockholders’ deficit, including non-controlling interest	(2,153,237)	(1,745,318)
Non-Controlling interest	(67,927)	(63,381)
Total stockholders’ deficit	(2,221,164)	(1,817,699)
Total liabilities and stockholders’ deficit	$160,823	$105,496

“See notes to financial statements”

F-17

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Quarter ended	Quarter ended
	December 31, 2015	December 31, 2014
Net revenues	$46,327	$-
Cost of sales	-	-
Gross profit	46,327	-

Operating expenses:
Research and development	-	-
General and administrative
General and administrative	277,293	112,613
Total operating expenses	277,293	112,613
Loss from operations	(230,966)	(112,613)

Other income (expense):
Interest income	-	-
Interest expense	(157,274)	(16,955)
Other income	-	-
Change in fair value of derivative liabilities	(15,225)	-
Total other expense, net	(172,499)	(16,955)
Loss before provision for income taxes	(403,465)	(129,568)
Provision for income taxes	-	-
Net loss from operations	(403,465)	(129,568)
Less: Loss attributable to non-controlling interest	4,546	-
Net loss attributable to Holding Company	$(398,919)	$(129,568)

Basic and diluted loss per common share	$(0.01)	$(0.00)

Weighted average common shares outstanding basic and diluted	36,026,011	36,026,011

“See notes to financial statements”

F-18

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	3 months ended	3 months ended
	December 31, 2015	December 31, 2014
Operating Activities:
Net loss	$(398,919)	$(129,568)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,291	3,354
Amortization of debt discount	132,560	-
Interest expense related to fair value of derivative instruments granted	-	-
Change in fair value of derivative instruments	15,225	-
Stock based payments	-	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	-	-
Others asset	2,980	-
Accounts payable	-	-
Accrued expenses	62,500	-
Accrued interest	87,214	16,955
Deposits	-	5,300
Net cash used in operating activities	(93,221)	(103,959)

Investing Activities:
Goodwill on Consolidation	-	-
Purchase of property and equipment	(61,160)	(24,473)
Net cash used in investing activities	(61,160)	(24,473)
Financing Activities:
Proceeds from issuance of convertible debt, net of debt discounts	-	-
Repayment of loan from related party	-	-
Proceeds from related party loans, net of debt discounts	159,527	18,611
Effective of exchange rates on cash	(11,314)	-
Net cash provided by financing activities	148,213	18,611
Net change in cash	(6,168)	(109,820)
Cash, beginning of period	10,763	110,152
Cash, end of period	$4,595	$332

“See notes to financial statements”

F-19

KIBUSH CAPITAL CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

for the period SEPTEMBER 30, 2015 and DECEMBER 31, 2015

	Common Stock		Preferred Stock		Paid In	Non Controlling	Accumulated	Accumulated Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Income	Deficit
Balance at September 30, 2015	77,399,187	77,399	3,000,000	3,000	9,151,960	-63,381	-10,986,677	-	-1,817,699

Net loss						-4,546	-398,919		-403,465

Balance at December 31, 2015	77,399,187	77,399	3,000,000	3,000	9,151,960	-67,927	-11,385,596	-	-2,221,164

“See notes to financial statements”

F-20

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at December 31, 2015, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with our audited annual financial statements and notes for the year ended September 30, 2015 included herein. The results of operations for the three-month period ended December 31, 2015 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company include the accounts of the Company, and all entities in which a direct or indirect controlling interest exists through voting rights or qualifying variable interests. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2015 and December 31, 2015, the Company had accumulated deficits of $10,986,677 and $11,385,596, respectively. The Company has not earned sufficient revenues to cover operating costs since inception and has a working capital deficit. The Company intends to fund its mining exploration through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue mining exploration and execution of its business plan. While management intends to raise additional funds through public or private placement offerings, the Company might not be successful in its efforts to raise capital.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern, as expressed by our auditor in its audit opinion for the year ended September 30, 2015. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Functional and Reporting Currency

The consolidated financial statements are presented in U.S. Dollars. The Company’s functional currency is the U.S. Dollar. The functional currency of Angel Jade is the Australian dollar. The functional currency of Aqua Mining is the Papua New Guinea Kina. Assets and liabilities are translated using the exchange rate on the respective balance sheet dates. Items in the income statement and cash flow statement are translated into U.S. Dollars using the average rates of exchange for the periods involved. The resulting translation adjustments are recorded as a separate component of other comprehensive income/(loss) within stockholders’ equity.

The functional currency of foreign entities is generally the local currency unless the primary economic environment requires the use of another currency. Gains or losses arising from the translation or settlement of foreign-currency-denominated monetary assets and liabilities into the functional currency are recognized in the income in the period in which they arise. However, currency differences on intercompany loans that have the nature of a permanent investment are accounted for as translation differences as a separate component of other comprehensive income/(loss) within stockholders’ equity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the principal accounting policies are set out below:

Cash

The Company maintains its cash balances in interest and non-interest bearing accounts which do not exceed Federal Deposit Insurance Corporation limits.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Kibush Capital, Angel Jade and Aqua Mining. All intercompany accounts and transactions have been eliminated.

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Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars.

Reclassifications

Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the period ended September 30, 2015.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Non-Controlling Interests

Investments in associated companies over which the Company has the ability to exercise significant influence are accounted for under the consolidation method, after appropriate adjustments for intercompany profits and dividends.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” It requires an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to re-measure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles. U.S. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

A non-controlling interest in a subsidiary is an ownership interest in a consolidated entity that is reported as equity in the consolidated financial statements and separate from the Company’s equity. In addition, net income/(loss) attributable to non-controlling interests is reported separately from net income attributable to the Company in the consolidated financial statements. The Company’s consolidated statements present the full amount of assets, liabilities, income and expenses of all of our consolidated subsidiaries, with a partially offsetting amount shown in non-controlling interests for the portion of these assets and liabilities that are not controlled by us.

For our investments in affiliated entities that are included in the consolidation, the excess cost over underlying fair value of net assets is referred to as goodwill and reported separately as “Goodwill” in our accompanying consolidated balance sheets. Goodwill may only arise where consideration has been paid.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Plant equipment	2 to 15 years
Computer and software	1 to 2 years
Office equipment	3 to 10 years
Building improvements	20 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

●	Significant under performance relative to expected historical or projected future operating results;

●	Significant changes in its strategic business objectives and utilization of the assets;

●	Significant negative industry or economic trends, including legal factors;

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

The carrying value of the Company’s investment in Joint Venture contract with leaseholders of certain Mining Leases in Papua New Guinea represents its ownership, accounted for under the equity method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in Joint Venture in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments

Beneficial Conversion Features of Debentures

In accordance with FASB ASC 470-20, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recognize the advantageous value of conversion rights attached to convertible debt. Such rights give the debt holder the ability to convert debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated as the intrinsic value (the market price of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of debentures and related accruing interest is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized over the remaining outstanding period of related debt using the interest method.

Derivative Financial Instruments

We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended September 30, 2015, the Company issued convertible debt and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt. The Company computed the fair value of these derivative liabilities on the grant date and various measurement dates using the Black-Scholes pricing model. Due to the reset provisions within the embedded conversion feature, the Company determined that the Black-Scholes pricing model was the most appropriate for valuing these instruments.

In applying the Black-Scholes valuation model, the Company used the following assumptions during the quarter ended December 31, 2015:

For the quarter Ended
December 31, 2015
Annual dividend yield	-
Expected life (years)	0.50 – 1.00
Risk-free interest rate	0.03% – 0.13%
Expected volatility	210.12.% – 400.48%

The inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

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The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used the Black-Scholes option pricing models to determine the fair value of the instruments.

The following table presents the Company’s embedded conversion features of its convertible debt measured at fair value on a recurring basis as of December 31, 2015:

Carry Value at
December 31, 2015

Derivative liabilities:
Embedded conversion features - notes	$646,202

Total derivative liability	$646,202

For the 3 Months ended
December 31, 2015
Change in fair value included in other income (expense), net	$15,225

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

For the 3 Months ended
December 31, 2015
Embedded Conversion
Features - Notes:
Balance at beginning of year	$498,417
Change in derivative liabilities	$163,010
Net change in fair value included in net loss	$-15,225
Ending balance	$646,202

The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate gain/loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations. During the year ended September 30, 2015 and 3 months ended December 31, 2015, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $131,044 and $15,225, respectively.

Loss per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

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Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Mineral Property, Mineral Rights (Claims) Payments and Exploration Costs

Pursuant to EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets and Related Issues”, the Company has an accounting policy to capitalize the direct costs to acquire or lease mineral properties and mineral rights as tangible assets. The direct costs include the costs of signature (lease) bonuses, options to purchase or lease properties, and brokers’ and legal fees. If the acquired mineral rights relate to unproven properties, the Company does not amortize the capitalized mineral costs, but evaluates the capitalized mineral costs periodically for impairment. The Company expenses all costs related to the exploration of mineral claims in which it had secured exploration rights prior to establishment of proven and probable reserves.

Accounting Treatment of Mining Interests

At this time, the Company does not directly own or directly lease mining properties. However, the Company does have contractual rights and governmental permits which allow the Company to conduct mining exploration on such properties. These contractual relationships, coupled with the government permits issued to the Company (or a subsidiary), are substantially similar in nature to a mining lease. Therefore, we have treated these contracts as lease agreements for accounting purposes.

Research and Development

Research and development costs are recognized as an expense in the period in which they are incurred. The Company did not incur any research and development costs for the quarters ended December 31, 2015 and 2014, respectively.

Recent Accounting Pronouncements

New accounting standards

Development State Entities. In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-10 – Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (“ASU 2014-10”). The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

The Company has early adopted ASU 2014-10 commencing with its financial statements for the year ended September 30, 2014 and subsequent periods.

Accounting standards to be adopted in future periods

In May 2014, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) which provides guidance for accounting for revenue from contracts with customers. The core principle of this ASU is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity would be required to apply the following five steps: 1) identify the contract(s) with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations in the contract; and 5) recognize revenue when (or as) the entity satisfies a performance obligation. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is not permitted.

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Entities will have the option to apply the final standard retrospectively or use a modified retrospective method, recognizing the cumulative effect of the ASU in retained earnings at the date of initial application. An entity will not restate prior periods if it uses the modified retrospective method, but will be required to disclose the amount by which each financial statement line item is affected in the current reporting period by the application of the ASU as compared to the guidance in effect prior to the change, as well as reasons for significant changes. The Company will adopt the updated standard in the first quarter of 2017. The Company is currently evaluating the impact that implementing this ASU will have on its financial statements and disclosures, as well as whether it will use the retrospective or modified retrospective method of adoption.

Recognition of Revenue

Revenue is realized from product sales. Recognition occurs upon shipment to customers, and where the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. Additional revenue from royalties is recognized when persuasive evidence of an arrangement exits; the amount due is fixed or determinable; and collectability is reasonably assured.

Company management do not believe that the adoption of recently issued accounting pronouncements will have a significant impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – MINERAL RIGHTS

The Company owns interests in the following entities which was recorded at our direct cost measured at fair market value to acquire our interest in these properties.

	Investment	Ownership %

Aqua Mining (PNG)	34	90%
Angel Jade Pty Ltd	104,000	70%

NOTE 4 – PROPERTY AND EQUIPMENT

December 31, 2015
Building and Improvements	$-
Plant Equipment	3,387
Computer Equipment	-
Office Equipment	-
Motor Vehicle	106,582
109,969
Less accumulated depreciation	-5,291
$104,678

Depreciation expense was approximately $5,291 for the 3 months ended December 31, 2015.

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NOTE 5 – CONVERTIBLE NOTES PAYABLE

	December 31, 2015
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$22,166	$-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	100,000	-	100,000
2015 Note	105,000	-	105,000
Total	$287,166	$-	$287,166

	September 30, 2015
	Note Face Amount	Debt Discount	Net Amount of Note

2011 Note	$22,166	-	$22,166
2012 Note	48,000	-	48,000
2013 Note	12,000	-	12,000
2014 Note	100,000	-	100,000
Total	$182,166	-	$182,166

2011 Note

On May 1, 2011, the Company issued a 2.00% Convertible Note due April 30, 2012 with a principal amount of $32,000 (the “2011 Note”) for cash. Interest on the 2011 Note is accrued annually effective from May 1, 2011 forward. The 2011 Note is unsecured and repayable on demand. The 2011 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of December 31, 2015 is $22,166. As of December 31, 2015, the note has been discounted by $0.

2012 Note

On January 2, 2012, the Company issued a 2.00% Convertible Note due January 1, 2013 with a principal amount of $48,000 (the “2012 Note”) for cash. Interest on the 2012 Note is accrued annually effective from January 2, 2012 forward. The 2012 Note is unsecured and repayable on demand. The 2012 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of December 31, 2015 is $48,000. As of December 31, 2015, the note has been discounted by $0.

2013 Note

On January 3, 2013, the Company issued a 2.00% Convertible Note due January 2, 2014 with a principal amount of $12,000 (the “2013 Note”) for cash. Interest on the 2013 Note is accrued annually effective from January 3, 2013 forward. The 2013 Note is unsecured and repayable on demand. The 2013 Note is senior in right to all existing and future indebtedness which is subordinated by its terms and at the option of the Lender, the principal along with any accrued interest may be converted in whole or part into Common Stock at a price of $0.001.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of December 31, 2015 is $12,000. As of December 31, 2015 the note has been discounted by $0.

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2014 Note

On August 25, 2014, the Company issued two 12.00% Convertible Promissory Note due February 25, 2015 with a principal amount of $50,000 each (the “2014 Note”) for cash. Interest on the 2014 Note is accrued annually effective from August 25, 2014 forward. The 2014 Note is unsecured.

The notes are convertible at a conversion price the lesser of (a) $0.25 per share, or (b) the price per share as reported on the Over-the-Counter Bulletin Board on the conversion date. The Note Holders also received Warrants to purchase an aggregate of 800,000 shares of our common stock at an initial exercise price of $0.25 per share. Each of the Warrants has a term of five (5) years.

The embedded conversion feature of the 2014 Notes and Warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $145,362 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $100,000, representing the value of the embedded conversion feature inherent in the convertible debt and warrant, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2015, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at September 30, 2015. For the 3 months ended December 31, 2015, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $0 at December 31, 2015.

2015 Note

On December 4, 2014, the Company issued a 8.00% Convertible Promissory Note due December 4, 2015 with a principal amount of $105,000 (the “2015 Note”) as the commitment fee for the Purchase Agreement with Blackbridge Capital. Interest on the 2015 Note is accrued annually effective from December 4, 2015 forward. The 2015 Note is unsecured.

As this note carries a conversion rate that is less than market rate, the rules of beneficial conversion apply. The difference between the conversion rate and the market rate is classified as a discount on the note and accreted over the term of the note, which with respect to this note is 12 months. The face amount of the outstanding note as of December 31, 2015 is $105,000. As of December 31, 2015 the balance of the debt discount was $96,612.

NOTE 6 – LOAN FROM RELATED PARTY

Convertible Notes Issued to the President and Director of Kibush Capital Corporation:

On March 31, 2014, the Company issued a 12.50% Convertible Promissory Note due March 31, 2015 with a principal amount of $157,500 (the “March 2014 Note”) for cash. Interest on the March 2014 Note is accrued annually effective from March 31, 2014 forward. The March 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the March 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the March 2014 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt was $305,039 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $157,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $78,966. The balance of the debt discount was $78,534 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

On June 30, 2014, the Company issued a 12.50% Convertible Promissory Note due June 30, 2015 with a principal amount of $110,741 (the “June 2014 Note”) for cash. Interest on the June 2014 Note is accrued annually effective from June 30, 2014 forward. The June 2014 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the June 2014 Note was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the June 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $213,207 as computed using the Black-Scholes option pricing model.

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The Company established a debt discount of $110,741 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $27,913. The balance of the debt discount was $82,828 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

On September 30, 2014, the Company issued a 12.50% Convertible Promissory Note due September 30, 2015 with a principal amount of $98,575 (the “September 2014 Note”) for cash. Interest on the September 2014 Note is accrued annually effective from September 30, 2014 forward. The September 2014 Note is unsecured. On or after September 30, 2016, the note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the September 2014 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the September 2014 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $181,771 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $98,575 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended September 30, 2014, the Company recorded amortization of the debt discount of $0. The balance of the debt discount was $98,575 at September 30, 2014. As of September 30, 2015, the balance of the debt discount was $0.

On September 30, 2015, the Company issued a 12.50% Convertible Promissory Note due September 30, 2016 with a principal amount of $316,046 (the “September 2015 Note”) for cash. Interest on the September 2015 Note is accrued annually effective from September 30, 2015 forward. The September 2015 Note is unsecured. The note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date.

The embedded conversion feature of the September 2015 Notes was recorded as derivative liabilities in accordance with relevant accounting guidance due to the variable conversion price of the September 2015 Note. The fair value on the grant date of the embedded conversion feature of the convertible debt was $330,496 as computed using the Black-Scholes option pricing model.

The Company established a debt discount of $226,826 representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the 3 months ended December 31, 2015, the Company recorded amortization of the debt discount of $115,140. The balance of the debt discount was $330,496 at December 31, 2015.

As of December 31, 2015 and September 30, 2015, cumulative interest of $24,714 and $54,693 respectively, has been accrued on these notes.

Additionally, as of December 31, 2015, the Company owed Warren Sheppard $115,158 for advances on operating expenses which are repayable on demand at 0% interest.

NOTE 8 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following transactions were carried out with related parties:

1. Loans to related parties:

	September 30, 2015	December 31, 2015
	Note face amount	Note face amount
Convertible Note WS - March 31, 2014 (a)	$157,500	$157,500
Convertible Note WS - June 30, 2014 (a)	$110,741	$110,741
Convertible Note WS - September 30, 2014 (a)	$98,575	$98,575
Convertible Note WS - September 30, 2015 (a)	$316,046	$316,046
WS Loans (b)	$-3,635	$115,158
Total	$679,227	$798,020

(a) See Note 6 for details of Convertible notes.

(b) From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

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2. On April 29, 2015, the Company issued 3,001,702 shares of its common stock to Warren Sheppard (previously authorized by for issuance by the company on December 10, 2014) pursuant to his employment agreement.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated events that occurred subsequent to December 31, 2015, and through the date of the Consolidated Financial Statements.

On December 4, 2014, the Company entered into a securities purchase agreement for a $3 million EzPAS Facility with Blackbridge Capital, a New York based hedge fund. However, during 2015 the Company believed that this agreement had lapsed and was of no effect. As a result, the Company did not honor the $105,000 note issued as part of the commitment fee. However, in December of 2015, the Company received assurances from Blackbridge Capital that it would honor the $3 million EzPAS facility and as a result, the Company now acknowledges and validates the $105,000 convertible note (See “2015 Note” in Item 1, Note 5).

The Blackbridge EzPAS Facility gives the Company the right but not the obligation to issue and sell up to $3 million in shares of common stock to Blackbridge as needed over the 24month period following the effectiveness of the Company’s registration statement. Sales of the Company stock under this agreement will be sold at a discount of 85% of the market price during the valuation period. The maximum draw down amount allowed under the agreement is the lesser of $250,000 or 200% of the recent average daily trading volume times the per share purchase price.

On January 5, 2016, the Company issued a $47,615 Convertible Promissory Note to the McGee Law Firm for services rendered. The Note is due on October 31, 206 and accrues interest at 12.0% per annum. On or after May 1, 2016, at the option of the holder, the then outstanding amount of the Note may be converted into common stock of the Company at a conversion price equal to the lesser of $0.01 per share or 50% of the three lowest closing prices average for the 10 business days prior to the conversion date

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$150.55
Legal fees and expenses	$15,000
Accounting fees and expenses	$2,000
Miscellaneous	$1,000
TOTAL	$18,150.55

ITEM 14. Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation (“Articles”) provide that our directors and officers be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada law. Our Articles also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. Our Articles provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our Articles or otherwise.

Our Bylaws provide that our directors and officers be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf except that there shall be no indemnification if a person is adjudged liable to the Company unless and to the extent that despite such adjudication, the court determines that such person is entitled to indemnity or determined by the majority of directors, independent legal counsel or the stockholders.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15. Recent Sales of Unregistered Securities.

During the past three years, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On October 23, 2013 the Company issued 10,000,000 shares to Five Arrows Ltd. as consideration for the sale of an option to acquire 80% of Instacash Pty Ltd.

On October 10, 2013, we issued a $500,000 promissory note to Instacash in connection with the acquisition of 80% of its common stock. The note was originally due and payable on February 28, 2014 and on February 26, 2014, the parties agreed to extend the maturity date to August 28, 2014. Interest on the note accrues at a rate per annum equal to the lowest rate imputed by the Internal Revenue Service, currently 4%. The note is unsecured and may be prepaid at any time without penalty.

On February 28, 2014, the Company issued 40,000,000 shares to Five Arrows Ltd. in consideration for the assignment to the Company of certain property for its mining exploration in Papua, New Guinea.

On March 31, 2014, the Company issued a $157,500 convertible debenture to Warren Sheppard for loans made to the Company. The debenture is due one year from issuance and accrues interest at 12.5% per annum. At any time, at the option of the holder, the then outstanding amount of the debenture may be converted into common stock of the Company at a conversion price of 50% of the average closing bid price for the 10 business days prior to the conversion date. The note is unsecured and may be prepaid at any time without penalty.

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On June 30, 2014, the Company issued a $110,741 convertible debenture to Warren Sheppard for loans made to the Company. The debenture is due one year from issuance and accrues interest at 12.5% per annum. At any time, at the option of the holder, the then outstanding amount of the debenture may be converted into common stock of the Company at a conversion price of 50% of the average closing bid price for the 10 business days prior to the conversion date. The note is unsecured and may be prepaid at any time without penalty.

On September 30, 2014, the Company issued a $98,575 convertible debenture to Warren Sheppard for loans made to the Company. The debenture is due one year from issuance and accrues interest at 12.5% per annum. At any time, at the option of the holder, the then outstanding amount of the debenture may be converted into common stock of the Company at a conversion price of 50% of the average closing bid price for the 10 business days prior to the conversion date.

On October 9, 2014, the Company issued 560,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012.

On November 7, 2014, the Company issued 2,000,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012.

On February 4, 2015, the Company authorized the issuance of 2,000,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012, but the shares were not issued until the quarter ended June 30, 2015.

On April 5, 2015, the Company authorized the issuance 2,000,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012 and the shares were issued during that quarter ended June 30, 2015.

On or about April 24, 2015, the Company issued 14,000,000 shares of common stock to Five Arrows for the Angel Jade acquisition pursuant to that Agreement dated December 10, 2014.

On April 29, 2015, the Company issued 3,001,702 shares of its common stock to Warren Sheppard (previously authorized by for issuance by the company on December 10, 2014) pursuant to his employment agreement.

On February 4, 2015, the Company issued 2,000,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012.

On April 5, 2015, the Company issued 2,000,000 shares of common stock to Cavanagh pursuant to conversion of a portion of the Convertible Promissory Note dated May 1, 2012.

On September 30, 2015, the Company issued a 12.50% Convertible Promissory Note due September 30, 2016 with a principal amount of $316,046 for cash. Interest on the September 2015 Note is accrued annually effective from September 30, 2015 forward. After the due date, the note is convertible into common stock at a price of 50 percent of the average closing bid price, determined on the then current trading market for the ten business days prior to the conversion date. This note is unsecured and may be prepaid at any time without penalty.

On January 5, 2016, the Company issued a $47,615 Convertible Promissory Note to the McGee Law Firm for services rendered. The Note is due on October 31, 206 and accrues interest at 12.0% per annum. On or after May 1, 2016, at the option of the holder, the then outstanding amount of the Note may be converted into common stock of the Company at a conversion price equal to the lesser of $0.01 per share or 50% of the three lowest closing prices average for the 10 business days prior to the conversion date

Each of the foregoing issuances were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as transactions by an issuer not involving a public offering.

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ITEM 16. Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit	Description
3.1	Articles of Incorporation dated January 5, 2005
3.2	Certificate of Amendment dated February 4, 2005 changing the name to Paolo Nevada Enterprises, Inc.
3.3	Articles of Merger dated August 18, 2006 between the Company Premier Platform Holding Company, Inc., a Colorado corporation
3.4	Certificate of Amendment dated November 1, 2006 changing the name to David Loren Corp.
3.5	Amended and Restated Articles of Incorporation dated July 7, 2010
3.6	Certificate of Amendment dated August 22, 2013 changing the name to Kibush Capital Corp. and authorizing a reverse split.
3.7	By-laws
4.1	Certificate of Designation, dated April 19, 2011.
5.1	Opinion of McGee Law Firm, LLC **
10.1	Stock Purchase Agreement dated June 20, 2013 by and among the Company, More Superannuation Fund and Beachwood Capital, LLC
10.2	$32,000 Promissory Note issued to Hoboken Street Associates, dated May 1, 2011
10.3	$48,000 Promissory Note issued to Hoboken Street Associates, dated January 2, 2012
10.4	$12,000 Promissory Note issued to Hoboken Street Associates, dated January 3, 2013
10.5	Assignment and Bill of Sale between the Company and Five Arrows Limited
10.6	Koranga Joint Venture Agreement, dated February 28, 2014 between the Company and the leaseholders named therein
10.7	Tribute Agreement for Aqua Mining dated December 12, 2014
10.8	Assignment Agreement dated March 23, 2015 between the Company and Aqua Mining
10.9	Angel Jade Stock Purchase Agreement dated December 10, 2014
10.10	Angel Jade Share Purchase Agreement dated November 6, 2014
10.11	Angel Jade share issuance authority dated November 6, 2014
10.12	Employment Agreement, dated October 1, 2013 between the Company and Warren Sheppard
10.13	Stock Purchase Agreement between Company and Instacash Pty Ltd. dated October 10, 2013.
10.14	Deed of Trust between Instacash Pty Ltd and the subscribers named therein
10.15	$500,000 Promissory Note issued to Instacash
10.16	Promissory Note Extension between the Company and Instacash dated February 25, 2014
10.17	Termination Promissory Note to Instacash
10.18	Promissory Note Extension between the Company and Instacash dated February 25, 2014
10.19	Warrant Purchase Agreement dated August 25, 2014
10.20	Blackbridge EzPass Stock Purchase Agreement *
10.21	Blackbridge Convertible Note *
10.22	Registration Rights Agreement *
21	List of Subsidiaries
23.1	Consent of Scudato Co PA. *
23.2	Consent of McGee Law Firm, LLC (Included in Exhibit 5.1) **
99	Proforma financial statements *

* Included herewith

** To be filed separately

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ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Templestowe, Australia, on the 21st day of April 2016.

KIBUSH CAPITAL CORP.

By:	/s/ Warren Sheppard
Warren Sheppard
Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Warren Sheppard
	Warren Sheppard	Chairman and Chief Executive Officer	April 21, 2016

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